EXHIBIT 10.18

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                            ASSET PURCHASE AGREEMENT

                                      AMONG

                            ADVANCED AESTHETICS, INC.

                                 ADVANCED K, LLC

                             GEORGETTE KLINGER, INC.

                               THOMAS F. PYLE, JR.

                                       AND

                                 JUDITH D. PYLE

                              DATED APRIL 23, 2004

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                                TABLE OF CONTENTS

                                                                                                               PAGE

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1.       Transfer of Assets.......................................................................................1
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         1.1      Acquired Assets.................................................................................1
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         1.2      Excluded Assets.  ..............................................................................1
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         1.3      Assumption of Liabilities.  ....................................................................1
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2.       Purchase Price...........................................................................................1
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         2.1      Purchase Price.  ...............................................................................1
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         2.2      Estimated Closing Statement.....................................................................1
                  ---------------------------
         2.3      Closing Payments and Deliveries.................................................................1
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         2.4      Final Closing Statement.  ......................................................................1
                  -----------------------
         2.5      Changes to the Purchase Price...................................................................1
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         2.6      Access to Records...............................................................................1
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         2.7      Prorations.  ...................................................................................1
                  ----------
         2.8      Allocation of Purchase Price.  .................................................................1
                  ----------------------------

3.       Closing.  ...............................................................................................1
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4.       Representations and Warranties of the Shareholders and the Seller.  .....................................1
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         4.1      Organization.  .................................................................................1
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         4.2      Capitalization; No Subsidiaries.  ..............................................................1
                  -------------------------------
         4.3      Authorization; Validity of Agreement............................................................1
                  ------------------------------------
         4.4      No Violations; Consents and Approvals...........................................................1
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         4.5      Financial Statements............................................................................1
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         4.6      No Material Adverse Change.  ...................................................................1
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         4.7      No Undisclosed Liabilities. ..................................................................1
                  --------------------------
         4.8      Adverse Effect..................................................................................1
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         4.8      Legal Proceedings; Compliance with Law; Licenses................................................1
                  ------------------------------------------------
         4.9      Employee Benefit Plans; ERISA...................................................................1
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         4.10     Real Property...................................................................................1
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         4.11     Intellectual Property Assets.  .................................................................1
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         4.12     Title to Acquired Assets.  .....................................................................1
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         4.13     Assumed Contracts.  ............................................................................1
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         4.14     Taxes...........................................................................................1
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         4.15     Affiliated Party Transactions.  ................................................................1
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         4.16     Environmental Matters...........................................................................1
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         4.17     No Brokers.  ...................................................................................1
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         4.18     Insurance.  ....................................................................................1
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         4.19     Delivery of Documents; Corporate Records.  .....................................................1
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         4.20     Labor Matters.  ................................................................................1
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         4.21     Condition  and Sufficiency of Assets............................................................1
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         4.22     No Termination of Key or Significant Employees.  ...............................................1
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         4.23     Investment Undertaking, Etc.....................................................................1
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5.       Representations and Warranties of the Shareholders.  ....................................................1
         --------------------------------------------------
         5.1      Ownership.  ....................................................................................1
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         5.2      Authorization; Validity of Agreement............................................................1
                  ------------------------------------
         5.3      No Violations; Consents and Approvals...........................................................1
                  -------------------------------------

6.       Representations and Warranties of the Buyer Group.  .....................................................1
         -------------------------------------------------
         6.1      Organization....................................................................................1
                  ------------
         6.2      Capitalization..................................................................................1
                  --------------
         6.3      Authorization; Validity of Agreement............................................................1
                  ------------------------------------
         6.4      No Violations; Consents and Approvals...........................................................1
                  -------------------------------------
         6.5      Financial Statements............................................................................1
                  --------------------
         6.6      No Material Adverse Change.  ...................................................................1
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         6.7      No Undisclosed Liabilities.  ...................................................................1
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         6.8      Legal Proceedings...............................................................................1
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         6.9      Taxes...........................................................................................1
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         6.10     Shares of Capital Stock.  ......................................................................1
                  -----------------------

7.       Other Agreements of the Parties..........................................................................1
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         7.1      Tax Returns; Taxes..............................................................................1
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         7.2      Non-Disclosure of Confidential Information......................................................1
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         7.3      No Solicitation of Employees or Customers.......................................................1
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         7.4      Non-Competition.................................................................................1
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         7.5      Public Statements.  ............................................................................1
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         7.6      Cooperation on Taxes.  .........................................................................1
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         7.7      Employees and Benefits..........................................................................1
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         7.8      Stockholders Agreement; Registration Rights Agreement.  ........................................1
                  -----------------------------------------------------
         7.9      Documents relating to the Leased Real Property.  ...............................................1
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8.       Other Documents to be Delivered at the Closing...........................................................1
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         8.1      Deliveries of the Shareholders and the Seller.  ................................................1
                  ---------------------------------------------
         8.2      Deliveries of the Buyer Group.  ................................................................1
                  -----------------------------

9.       Survival of Representations and Warranties...............................................................1
         ------------------------------------------
         9.1      Survival of Representations and Warranties of the Shareholders and the Seller.  ................1
                  -----------------------------------------------------------------------------
         9.2      Survival of Representations and Warranties of the Buyer Group.  ................................1
                  -------------------------------------------------------------
         9.3      Survival of Liabilities for which Notice is Given...............................................1
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10.      Indemnification..........................................................................................1
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         10.1     Indemnification by the Shareholders and the Seller.  ...........................................1
                  --------------------------------------------------
         10.2     Indemnification by the Buyer Group..............................................................1
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         10.3     Indemnification Procedures......................................................................1
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         10.4     Limitations.....................................................................................1
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         10.5     Exclusive Remedy.  .............................................................................1
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         10.6     Materiality Qualification.  ....................................................................1
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                                       ii

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11.      Miscellaneous............................................................................................1
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         11.1     Transaction Fees and Expenses.  ................................................................1
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         11.2     Bulk Transfer Laws..............................................................................1
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         11.3     Notices.  ......................................................................................1
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         11.4     Further Assurances..............................................................................1
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         11.5     No Waiver.  ....................................................................................1
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         11.6     Entire Agreement.  .............................................................................1
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         11.7     Governing Law.  ................................................................................1
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         11.8     Jurisdiction; Venue.............................................................................1
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         11.9     Assignment......................................................................................1
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         11.10    Binding Effect.  ...............................................................................1
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         11.11    No Third Party Beneficiaries.  .................................................................1
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         11.12    Amendment and Waiver.  .........................................................................1
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         11.13    Severability.  .................................................................................1
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         11.14    Specific Performance.  .........................................................................1
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         11.15    Counterparts.  .................................................................................1
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                                    SCHEDULES

Schedule 1.1                            Certain Acquired Assets; Permitted Liens
Schedule 1.2                            Excluded Assets
Schedule 1.3(h)                         Trade Payables and Accrued Expenses
Schedule 2.3(d)                         Chicago Reimbursement
Schedule 4.1                            Foreign Qualifications
Schedule 4.2                            Capitalization of Seller; Options
Schedule 4.4                            Consents
Schedule 4.6                            Exceptions to No Material Adverse Change
Schedule 4.7                            Exceptions to No Undisclosed Liabilities
Schedule 4.8                            Legal Proceedings; Licenses
Schedule 4.9(a)                         Employee Benefits Plans
Schedule 4.9(b)                         Legal Compliance
Schedule 4.9(c)                         Exceptions to Insured Plans
Schedule 4.9(d)                         Determination Letter
Schedule 4.9(e)                         Exceptions to Qualified Status
Schedule 4.9(i)                         Benefit Plans that Cannot be Amended of Terminated
Schedule 4.9(k)                         List of Agreements
Schedule 4.9(l)                         Acceleration of Benefits
Schedule 4.9(q)                         Unfunded Obligations
Schedule 4.9(s)                         Termination of Plans
Schedule 4.10                           Leased Real Property
Schedule 4.13                           Certain Seller Contracts and Consents
Schedule 4.15                           Certain Affiliate Transactions
Schedule 4.16                           Environmental Matters
Schedule 4.18                           Insurance Policies
Schedule 4.21                           Condition and Sufficiency of Assets
Schedule 6.2                            Capitalization of Buyer
Schedule 6.4                            Certain Buyer Consents
Schedule 6.8                            Buyer Group Legal Proceedings
Schedule 7.7(a)                         Transferred Employees
Schedule 7.7(c)                         Transferred Plans
Schedule 7.7(h)                         Vacation Policy
Schedule 7.9                            Lease Assignments


                                    EXHIBITS

Exhibit A                           Form of Promissory Note
Exhibit B                           Certificate of Designation
Exhibit C                           Intentionally Omitted
Exhibit D                           Form of Stockholders Agreement
Exhibit E                           Form of Registration Rights Agreement
Exhibit F                           Form of Opinion of Counsel for the Seller and the Shareholders


                                       iv
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Exhibit G                           Form of Bill of Sale and Assignment
Exhibit H                           Form of Opinion of Counsel for the Buyer Group
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                                       v

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                            ASSET PURCHASE AGREEMENT

                                 April 23, 2004

      The parties to this agreement are Advanced Aesthetics, Inc., a Delaware corporation (the "Parent"), Advanced K, LLC, a Delaware limited liability company and an indirect, wholly-owned subsidiary of the Parent (the "Buyer" and, together with the Parent, the "Buyer Group"), on the one hand, and Georgette Klinger, Inc., a Delaware corporation (the "Seller"), and Thomas F. Pyle, Jr. and Judith D. Pyle, who together own in excess of 90% of the issued and outstanding capital stock of the Seller (each, a "Shareholder"), on the other hand.

      The Buyer desires to acquire from the Seller, and the Seller desires to sell to the Buyer, substantially all of the Seller's assets and properties, and the Buyer desires to assume and agree to discharge certain of the Seller's liabilities, in consideration for the payment of cash, a promissory note and preferred stock.

      It is therefore agreed as follows:

      1. Transfer of Assets.

      1.1 Acquired Assets. Upon the terms and subject to the conditions contained in this agreement, the Seller is hereby transferring and assigning to the Buyer the following assets and rights owned and used by the Seller (all of such assets are referred to as the "Acquired Assets"), free and clear of any and all liens or other encumbrances ("Liens") except Permitted Liens (as hereinafter defined):

      (a) all Seller's accounts receivable, notes receivable, drafts or other similar instruments;

      (b) all inventory, including but not limited to finished goods, work in process, raw materials and supplies (including, without limitation, all proprietary products held for sale by Seller), including without limitation the items listed on Schedule 1.1;

      (c) the Seller's prepaid security deposits listed on Schedule 1.1 and up to $8,000 in total of petty cash balances maintained at Seller's facilities;

      (d) all Seller's machinery, equipment, tools and dies, hand tools, vehicles, computers and other data processing hardware (and all software related thereto or used therewith) and other tangible personal property of similar nature;

      (e) all Seller's office furniture, office equipment, fixtures and other tangible personal property of similar nature;

      (f) interests to the extent owned by the Seller in any patent, copyright, trademark, trade name, brand name, service mark, logo, symbol, trade dress, design or representation or expression of any thereof, or registration or application for registration thereof, or any other invention, trade secret, technical information, know-how, proprietary right or intellectual property, technologies, methods, designs, drawings, software (including documentation and source code listings), processes and other proprietary properties or information, including, without limitation, the name "Georgette Klinger" and all variations thereof and all similar names and the goodwill associated therewith, together with all trademarks, service marks and trade names of the Seller relating thereto (collectively, the "Intellectual Property Assets"); provided, however, that the term "Intellectual Property Assets" shall not include any software, hardware or network servers owned by The Pyle Group, LLC related to the Citrix initiative undertaken on behalf of the Seller.

      (g) all leases, agreements and other rights to use, occupy or possess, or otherwise, with respect to machinery, equipment, vehicles and other tangible personal property of similar nature to which the Seller is a party, and all rights arising under or pursuant to such leases, agreements and rights, except for Licenses (as such term is hereinafter defined) that cannot be transferred by the Seller;

      (h) all alterations, fixtures, trade fixtures and personal property relating to the Leases (as hereinafter defined) to the extent owned by the Seller;

      (i) all of the Seller's contracts, agreements, options, commitments, licenses, leases, instruments and other understandings (including the Transferred Plans as defined in Section 7.7) (collectively, "Assumed Contracts"), except Excluded Contracts (as such term is hereinafter defined);

      (j) the Seller's customer and supplier lists, mailing lists, catalogs, brochures and handbooks;

      (k) other books, records, files, plans, notebooks, production and sales data and other data of the Seller, whether or not in tangible form or in the form of intangible computer storage media such as optical disks, magnetic disks, tapes and all similar storage media; and

      (l) the insurance policies listed and described on Schedule 1.1.

      For purposes of this agreement, "Permitted Liens" means (a) mechanics, materialmen's, carrier's, repairer's, construction and other Liens arising from or incurred in the ordinary course of business or that are not yet due and payable or are being contested in good faith (including, without limitation, Liens created in connection with the matters that are the subject of the Chicago Reimbursement, as such term is hereinafter defined); (b) Liens for Taxes not yet due and payable or which are being contested in good faith; (c) encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property; and (d) Liens described on Schedule 1.1.

      1.2 Excluded Assets. The only assets of the Seller that the Buyer is not acquiring hereby are (i) the consideration to be delivered to the Seller for the Acquired Assets; (ii) any insurance policies or rights under such policies (including any prepaid premiums, held by the Seller), other than the insurance policies (A) related to the Transferred Plans, or (B) described on Schedule 1.1;
(iii) the certificate of incorporation and all other corporate and capitalization records of the Seller; (iv) any equity interest in the Seller;
(v) the software, hardware and network servers listed on Schedule 1.2, owned by The Pyle Group, LLC related to

                                       2
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the Citrix initiative undertaken on behalf of the Seller; (vi) cash and cash equivalents (except for up to $8,000 in total of petty cash balances maintained at Seller's leased facilities); (vii) the Seller's contracts, agreements, options, commitments, licenses, leases, instruments and other understandings listed on Schedule 1.2; (viii) any Employee Benefit Plan and related trust assets not included as a Transferred Plan ((vii) and (viii) hereto collectively the "Excluded Contracts"); (ix) Licenses of the Seller that cannot be transferred by the Seller; and (x) bank, investment and other accounts relating to cash and cash equivalents.

      1.3 Assumption of Liabilities. Subject to the terms and conditions of this agreement, Buyer is assuming and will perform and discharge when due all of the following liabilities (the "Assumed Liabilities"):

      (a) the Seller Prepaid Services Liability (as such term is defined in Section 2.3);

      (b) all liabilities to purchase goods in accordance with the terms of the open purchase orders set forth in Schedule 4.13;

      (c) all liabilities first arising after the date hereof ("Closing Date"), under and pursuant to the Assumed Contracts;

      (d) the obligation to sell goods and/or provide services in accordance with the terms of the sales order set forth in Schedule 4.13;

      (e) the liabilities related to employees and employee benefit matters to the extent expressly assumed by the Buyer pursuant to Section 7.7 hereof;

      (f) all liabilities to customers for the refund of the purchase price to, and/or exchange of products with, customers who return products sold by Seller, whether or not sold prior to the Closing Date;

      (g) all liabilities that arise on account of Buyer Group's conduct of the business of Seller, Buyer's use of the Acquired Assets and the sale of products by Buyer Group, in each case first arising after the Closing Date;

      (h) the trade accounts payable and accrued expenses set forth in Schedule 1.3(h) or incurred subsequent to April 21, 2004, all of which were incurred in the ordinary course of business consistent with prior practice (and which do include any liability to any affiliated party); and

      (i) all liabilities under the Leases assigned to Buyer under this agreement.

      2. Purchase Price

      2.1 Purchase Price. The consideration for the Acquired Assets is (such consideration is the "Purchase Price"): (a) $4,000,000 in cash, subject to adjustment pursuant to Section 2.3 and Section 2.5 (the "Cash Payment"); (b) a $1,000,000 promissory note to the order of the Seller in the form of Exhibit A (the "Promissory Note"); (c) 3,250 shares of the Parent's

                                       3
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Series A Preferred Stock (the "Preferred Shares") having the rights and privileges set forth in the certificate of designation attached as Exhibit B (the "Certificate of Designation"), which sets forth a liquidation preference of $1,000 per share; and (d) $299,266.07 for the Chicago Reimbursement (as such term is hereinafter defined).

      2.2 Estimated Closing Statement. The Seller has delivered to the Buyer a written statement (the "Estimated Closing Statement") setting forth the estimated Seller Prepaid Services Liability (as defined below) as of the Closing Date. "Seller Prepaid Services Liability" means the remaining balance on all series, gift certificates and cards and prepaid debit cards of the Seller outstanding on the Closing Date.

      2.3 Closing Payments and Deliveries.

      Concurrently herewith, Buyer is

      (a) Paying to the Seller by wire transfer an amount equal to the Cash Payment, as adjusted by either (i) if the Seller Prepaid Services Liability exceeds $8,974,703 (the "Target Prepaid Services Liability"), then subtracting from the Cash Payment 35% of the excess of the Seller Prepaid Services Liability over the Target Prepaid Services Liability; or (ii) if the Target Prepaid Services Liability exceeds the Seller Prepaid Services Liability, then adding to the Cash Payment 35% of the excess of the Target Prepaid Services Liability over the Seller Prepaid Services Liability;

      (b) Delivering the Promissory Note to the Seller;

      (c) Delivering to the Seller certificates representing the Preferred Shares registered in the name of the Seller; and

      (d) Paying to the Seller by wire transfer an amount equal to $299,266.07 for the Chicago Reimbursement. "Chicago Reimbursement" means all amounts paid or incurred by the Seller in connection with the remodeling of the leased facility in Chicago, Illinois subsequent to February 20, 2004 that are reflected on invoices or other demonstrable payment obligations of the Seller and that are listed on Schedule 2.3(d) hereto.

      2.4 Final Closing Statement. Within ten business days after the Closing Date, the Seller shall deliver to the Buyer a written statement (the "Final Closing Statement") that shall set forth the Seller Prepaid Services Liability as of the Closing Date.

      2.5 Changes to the Purchase Price.

      (a) Not more than 45 days after the Closing Date, the Buyer may notify the Seller in writing (a "Dispute Notice") that the Buyer disputes the amount of the Seller Prepaid Services Liability set forth on the Final Closing Statement. In the event that the Buyer and the Seller shall fail to agree on the final amount of the Seller Prepaid Services Liability within 15 days after the Seller shall have been given the Dispute Notice, then the national office of McGladrey & Pullen, LLP (or such other national accounting firm as may be agreed to by the parties) (the "Independent Auditor") shall determine such amount. The decision of the Independent Auditor with respect to the final determination of the amount of the Seller Prepaid

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Services Liability shall be final and binding on all parties hereto. The costs and expenses of the Independent Auditor shall be borne equally by the Buyer Group and Seller.

      (b) In the event that the amount of the Seller Prepaid Services Liability set forth on the Final Closing Statement (as finally determined in accordance with Section 2.5(a)) exceeds the amount of the Seller Prepaid Services Liability set forth on the Estimated Closing Statement, the Seller shall promptly following such determination pay to the Buyer by certified check or wire transfer of immediately available funds an amount equal to 35% of the amount by which the Seller Prepaid Services Liability set forth on the Final Closing Statement (as finally determined in accordance with Section 2.5(a)) exceeds the amount of the Seller Prepaid Services Liability set forth on the Estimated Closing Statement.

      (c) In the event that the amount of the Seller Prepaid Services Liability set forth on the Estimated Closing Statement exceeds the amount of the Seller Prepaid Services Liability set forth on the Final Closing Statement (as finally determined in accordance with Section 2.5(a)), the Buyer shall promptly following such determination pay to the Seller by certified check or wire transfer of immediately available funds an amount equal to 35% of the amount by which the Seller Prepaid Services Liability set forth on the Estimated Closing Statement exceeds the amount of the Seller Prepaid Services Liability set forth on the Final Closing Statement (as finally determined in accordance with Section 2.5(a)).

      2.6 Access to Records. From and after the Closing, the Buyer agrees to permit the Seller, the Seller's accountants and their respective representatives, during normal business hours, to have reasonable access to, and to examine and make copies of, all books and records of the Seller transferred to the Buyer pursuant to this agreement, which documents and access are necessary to prepare and review the Final Closing Statement to be delivered by the Seller in accordance with Section 2.4. The Seller similarly agrees to permit the Buyer, the Buyer's accountants and their respective representatives, during normal business hours, to have reasonable access to any books and records of the Seller which do not constitute Acquired Assets, in order to enable them to review the Final Closing Statement or for other bona fide reasons.

      2.7 Prorations. The following prorations relating to the Acquired Assets are being made as of the Closing Date, with the Seller liable to the extent such items relate to any time period up to and including the Closing and the Buyer liable to the extent such items relate to periods subsequent to the Closing. Except as otherwise specifically provided herein, the net amount of all such prorations will be settled and paid within ten business days after the Closing Date.

      (a) Personal property taxes, real estate taxes and assessments, and other taxes, if any, on or with respect to the Acquired Assets; provided that special assessments for work actually commenced or levied prior to the Closing Date shall be paid by the Seller;

      (b) Rents, additional rents, taxes and other items payable by the Seller under any lease, license, permit, contract or other agreement or arrangement to be assigned to or assumed by the Buyer, including, without limitation, all "percentage rent" or similar provision under and pursuant to the Leases;

      (c) The amount of rents, taxes and charges for sewer, water, fuel, telephone, electricity and other utilities; provided that if practicable, meter readings shall be taken at the Closing Date and the respective obligations of the parties determined in accordance with such readings;

      (d) prepaid premiums on the insurance policies included in the Acquired Assets; and

      (e) All other items normally adjusted in connection with similar transactions to the extent such items do not constitute Assumed Liabilities.

      If the actual expense of any of the above items for the billing period within which the Closing Date falls is not known within ten business days after the Closing Date, the proration shall be made based on the expense incurred in the previous billing period, for expenses billed less often than quarterly, and on the average expense incurred in the preceding three billing periods, for expenses billed quarterly or more often. The Seller agrees to furnish the Buyer with such documents and other records as shall be reasonably requested in order to confirm all proration calculations.

      2.8 Allocation of Purchase Price. The Purchase Price shall be allocated among the Acquired Assets in accordance with their relative fair market value as reasonably determined by the Buyer and approved by the Seller, such approval not to be unreasonably withheld, and the parties shall be bound by such allocation for all purposes, including determining any Tax, and the parties shall prepare and file all of their respective Tax Returns in a manner consistent with such allocations. The parties agree to execute an IRS Form 8594 asset acquisition statement setting forth the agreed upon allocation of the Purchase Price among the Acquired Assets. In the event that any allocation is questioned, audited or disputed by any Taxing Authority, the party receiving notice shall promptly notify and consult with the other party concerning the strategy for the resolution thereof, and shall keep the other party apprised of the status or such question, audit or dispute and the resolution thereof.

      3. Closing. The closing of the transactions contemplated by this agreement (the "Closing") is taking place at the offices of Jenkens & Gilchrist Parker Chapin LLP, counsel to the Buyer and the Parent on April 23, 2004.

      4. Representations and Warranties of the Shareholders and the Seller. The Shareholders and the Seller, jointly and severally, represent and warrant to the Buyer as follows:

      4.1 Organization. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to: (a) conduct its business as it is being conducted; (b) perform its obligations under this agreement and each other document to be executed and delivered pursuant to this agreement (collectively, with this agreement, the "Transaction Documents"); and (c) consummate the transactions contemplated by each Transaction Document to which it is a party. The Seller is qualified or licensed to do business in each jurisdiction listed on Schedule 4.1, which are the only jurisdictions where the nature of its business or assets requires such qualification or licensing (except where the failure to be so qualified or licensed would not result

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in a material adverse effect on the business, financial condition, properties, prospects, assets and liabilities of the Seller taken as a whole (a "Seller Material Adverse Effect")). The Shareholders have heretofore delivered to the Buyer true and correct copies of the certificate of incorporation and bylaws of the Seller, as presently in effect.

      4.2 Capitalization; No Subsidiaries. Schedule 4.2 sets forth the names of all of the beneficial and record owners of the shares of common stock of the Seller and the number of shares held by each such owner. The shares of common stock of the Seller owned of record and beneficially by the Shareholders are owned free and clear of all Liens. Except as set forth on Schedule 4.2, no person has any options or other right to acquire any capital stock of the Seller. The Seller does not own any equity interest in any entity.

      4.3 Authorization; Validity of Agreement.

      (a) The Seller has duly authorized this agreement and each of the other Transaction Documents to which it is a party.

      (b) This agreement and each other Transaction Document to which the Seller is a party has been duly executed and delivered by the Seller.

      (c) The execution and delivery of this agreement and the performance of the Seller's obligations hereunder have been duly authorized by all necessary corporate action by the Board of Directors and shareholders of the Seller, and no other corporate proceedings on the part of the Seller or its shareholders are necessary to authorize such execution, delivery and performance. This agreement and each other Transaction Document to which the Seller or any Shareholder is a party is a valid and binding obligation of the Seller and Shareholders, respectively, enforceable against each in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      4.4 No Violations; Consents and Approvals.

      (a) The performance by the Seller of its obligations under this agreement and the other Transaction Documents to which it is a party does not and will not: (i) violate any provision of the certificate of incorporation or bylaws of the Seller; (ii) result in a breach or default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms of any Assumed Contract to which the Seller is a party or by which any of the Acquired Assets are bound or otherwise subject; or (iii) violate any order, statute, rule or regulation applicable to the Seller or any Acquired Asset.

      (b) Except as set forth on Schedule 4.4, no filing with, notification to, or authorization of, any governmental entity or regulatory authority (each, a "Governmental Entity") is required in connection with the performance by the Seller of its obligations under this agreement or any other Transaction Document to which the Seller is a party or the consummation of the transactions contemplated hereby and thereby.

      (c) Except as set forth on Schedule 4.4, no filing with, notice to or consent of (collectively, "Consents") any individual or entity (each, a "Person") is required to be made or obtained by the Seller in connection with the performance by the Seller of this agreement or any other Transaction Document to which the Seller is a party or the consummation of the transactions contemplated hereby and thereby.

      4.5 Financial Statements.

      (a) (i) The audited balance sheet of the Seller as at December 31, 2001 and the related statement of operations, cash flows and stockholders' equity of the Seller for the one-year period ended December 31, 2001, together with the notes and schedules thereto and accompanied by the report of Grant Thornton LLP thereon, a copy of each of which has been delivered to the Buyer, fairly present in all material respects the financial condition of Seller as of the date of such balance sheet and the results of its operations and cash flows for the periods covered by such statement of operation and have been prepared in accordance with generally accepted accounting principles as in effect as of the date such financial statements were prepared, consistently applied ("GAAP"). The unaudited balance sheets of the Seller at December 31, 2002 and 2003 (said December 31, 2003 balance being referred to herein as the "Balance Sheet" and December 31, 2003 being referred to herein as the "Balance Sheet Date") and the related statements of operations, cash flows and stockholders' equity of the Seller for the one-year periods ended on the respective dates of such balance sheets, a copy of each of which has been delivered to the Buyer, fairly present in all material respects the financial condition of Seller as of the date of each such balance sheet and the results of its operations and cash flows for the periods covered by such statements of operation, and have been prepared on a basis consistent with prior years.

            (ii) The books of account and other records of the Seller and its subsidiaries, all of which have been made available to the Buyer, are complete and correct and have been maintained in accordance with sound business practices.

      4.6 No Material Adverse Change. Since the Balance Sheet Date, and except as set forth on Schedule 4.6 or as contemplated by this agreement:

      (a) no event, condition or circumstance has occurred that would, or would be reasonably likely to, have a Seller Material Adverse Effect;

      (b) the business of the Seller has been conducted in the ordinary course and consistent with past practice;

      (c) there has not been:

            (i) to the Seller's knowledge, any material adverse change in the relationships of the Seller with its licensees, customers, suppliers, payors, reimbursers, and/or persons or organizations that refer business to it;

            (ii) any material damage, destruction or casualty loss (whether or not covered by insurance) suffered by the Seller;

            (iii) any transaction material to the business or the assets of the Seller, except in the ordinary course of business;

            (iv) any employment agreement or deferred compensation agreement entered into between the Seller and any of its employees providing for payments in excess of $25,000;

            (v) any increase, not in the ordinary course of business, in the compensation payable or to become payable by the Seller or the adoption of any new (or amendment to or alteration of any existing) Employee Benefit Plan or bonus, incentive, compensation, pension, stock, matching gift, profit sharing, retirement, death benefit or other fringe benefit plan;

            (vi) any increase in the aggregate indebtedness for borrowed money or any increase in purchase commitments or other liabilities or obligations (whether absolute, accrued, contingent or otherwise) incurred by the Seller, except for liabilities, commitments and obligations incurred in the ordinary course of business consistent with past practice;

            (vii) any Lien created on any of the assets of the Seller, other than Permitted Liens;

            (viii) any material labor dispute involving the employees of the Seller;

            (ix) any sale, assignment, transfer or other disposition or license of any material tangible or intangible assets of the Seller, other than the sale of inventory in the ordinary course of business consistent with past practice;

            (x) any amendment, termination or waiver by the Seller of any right of substantial value belonging to it;

            (xi) any capital expenditure or commitment by the Seller not fully paid for except in the ordinary course of business consistent with past practice and not exceeding $50,000 in the aggregate; or

            (xii) any agreement by the Seller to do any of the foregoing; and

      (d) the Seller has not:

            (i) made any change in any method of accounting or accounting practice, principle or policy; incurred any indebtedness, obligation or liability or paid, satisfied or discharged any indebtedness, obligation or liability prior to the due date or maturity thereof, except current indebtedness, obligations and liabilities in the ordinary course of business consistent with past practice; or

            (ii) made any change or modification in any manner of its: (A) billing and collection policies, procedures and practices with respect to accounts receivable or unbilled charges; (B) policies, procedures and practices with respect to the provision of discounts, rebates or allowances; or (C) payment policies, procedures and practices with respect to accounts payable.

      4.7 No Undisclosed Liabilities. Except as set forth on Schedule 4.7, to the Seller's knowledge, the Seller has no liabilities (whether accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due or otherwise) other than those that are set forth or reserved against in the Balance Sheet or that were incurred since the dates of the Balance Sheet in the ordinary course of business, none of which, individually or in the aggregate would have a Seller Material Adverse Effect.

      4.8 Legal Proceedings; Compliance with Law; Licenses.

      (a) Except as set forth on Schedule 4.8, there is no claim or other proceeding or investigation ("Proceeding") pending or, to the Seller's knowledge, threatened that involves or affects the Seller or the Acquired Assets by or before any Governmental Entity or any other Person.

      (b) The Seller is in compliance with all applicable statutes, orders, laws, permits and other rules and regulations of all Governmental Entities (collectively, "Laws"), including but not limited to Laws relating to Taxes; occupational safety and health; sanitary and hygiene; hiring, wages, hours, and programs, and the manufacture, sale and promotion of products and services offered and/or sold by it, except where non-compliance would not have a Seller Material Adverse Effect. Since July 18, 1998, (i) the Seller has not received any written notice from any Governmental Entity of any violation of any Law relating to its business or personnel and (ii) there has been no product liability claim relating to the sale of products by Seller or any communication from any regulatory authority with respect to the sale or promotion thereof which relates to a violation or potential violation of any Laws.

      (c) The Seller has every license, permit, certification, qualification or franchise required by any Governmental Entity (each, a "License") for the Seller to conduct its business as currently conducted, except where the failure to have such Licenses would not result in a Seller Material Adverse Effect. All of such Licenses of the Seller are listed on Schedule 4.8, are in full force and effect, and the Seller has not received notice of any proposed cancellation or suspension of any such License nor, to the Seller's knowledge, is any cancellation or suspension of any License threatened.

      4.9 Employee Benefit Plans; ERISA.

      (a) Schedule 4.9(a) contains a complete and accurate list of all Employee Benefit Plans. For purposes of this agreement, "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation (other than payroll) or any other employee benefit of any kind, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, whether formal or informal, funded or unfunded, and whether or not legally binding, which the Seller on or before the Closing, has sponsored, maintained or contributed to or been required to contribute to or has had any obligation, for the benefit of any present or former Shareholders, employees, retirees, directors or independent contractors (or their beneficiaries, dependents or spouses) of the Seller, and for which a liability of the Seller of any nature, contingent or otherwise currently exists, or for which there is a reasonable expectation of such obligation or liability. Except as disclosed on Schedule 4.9(a), complete and accurate copies of the following documents for each Employee Benefit Plan have been delivered to the Buyer by Seller: (A) any Employee Benefit Plans which have been reduced to writing and any related amendments, (B) written summaries of any unwritten Employee Benefit Plan, (C) any related trust agreement, insurance contract annuity contract or other funding agreement (including all amendments thereto) and any summary plan description required under ERISA, including any modification communicated to or required to be communicated to any participant,
(D) any annual report filed or required to be filed on Internal Revenue Service ("IRS") Forms 5500, 5500-C or 5500-R and all related schedules for the last three years immediately before the year of the Closing, (E) the most recent determination letter with respect to any Employee Benefit Plan, if any, and the full and complete application thereof submitted to the IRS, any actuarial report and any financial statements prepared or issued with respect to any Employee Benefit Plan, (F) any collective bargaining agreement pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by the Seller, and any collective bargaining agreement pursuant to which contributions are being made or obligations are owed by the Seller, (G) any contract in effect relating to any Employee Benefit Plan, including contracts or agreements with any third party administrator, actuary, investment manager, consultant, or other independent contractor and any insurance agreements, including stop-loss agreements, (H) any notification and election forms used to notify any former or active employee of the Seller (or their beneficiaries, dependents or spouses) of his or her continuation coverage rights under any group health plan, including without limitation his or her rights under ERISA ss.601 et seq. and Section 4980B of the Code, and (I) any communication to any participant relating to any Employee Benefit Plan in connection with any amendment, termination, establishment, increase or decrease in benefits, acceleration or deceleration of payments, vesting schedules or other events which would result in any liability to the Seller.

      (b) Except as disclosed on Schedule 4.9(b), each Employee Benefit Plan has been administered in all material respects in accordance with its terms and in compliance with all applicable Laws, statutes, orders, rules and regulations, including, without limitation, ERISA and the Code, and the Seller has met its obligations under applicable provisions of ERISA and the Code and the regulations thereunder, and other applicable Laws with respect to such Employee Benefit Plan and has made all required contributions thereto.

      (c) Except as disclosed on Schedule 4.9(c), benefits under each Employee Benefit Plan which is an employee welfare benefit plan are fully insured by an insurance company unrelated to Seller.

      (d) Except as disclosed on Schedule 4.9(d), all the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the IRS to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income Taxes under Sections 401(a) and

501(a), respectively, of the Code. Such IRS determination letters cover all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation. No such determination letter has been revoked and revocation has not been threatened and nothing has occurred which would cause the loss of such qualification. No such Employee Benefit Plan has been amended since the date of its most recent determination letter in any respect, and no act or omission has occurred, that would adversely affect its qualification.

      (e) Each Employee Benefit Plan sponsored by the Seller which is intended to be qualified under the Code has, since January 1, 2001, received an opinion letter from the IRS concerning the qualified status of such Employee Benefit Plan, and, except as described on Schedule 4.9(e), no event has occurred which would have a material adverse effect on the qualified status of any such Employee Benefit Plan.

      (f) The Seller has never sponsored, maintained, contributed to or was or is required to contribute to, or has any obligation whatsoever relating to, or reasonably expects to incur an obligation relating to, an Employee Benefit Plan subject to Section 412 of the Code or Title IV of ERISA. At no time has the Seller sponsored, maintained, contributed to or was or is required to contribute to, or has any obligation whatsoever relating to, or reasonably expects to incur an obligation relating to, any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

      (g) No Employee Benefit Plan is funded by, associated with, or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code, a "welfare benefit fund" within the meaning of Section 419 of the Code, a "qualified asset account" within the meaning of Section 419A of the Code or a "multiple employer welfare arrangement" within the meaning of
Section 3(40) of ERISA. No Employee Benefit Plan which is an employee welfare benefit plan is a multiemployer plan.

      (h) The Seller has not violated the health care continuation requirements of the Consolidated Omnibus Reconciliation Act of 1985, as amended ("COBRA"), or any amendment to COBRA, or any similar provisions of state Law applicable to its employees. The Seller has in all instances in the last thirty-six (36) months reserved the right to provide an administrative fee of two percent (2%) or fifty percent (50%), as applicable under COBRA.

      (i) Except as described on Schedule 4.9(i), no action or omission of the Seller or any Shareholder, director, officer, employee, or agent thereof, and no plan documentation or agreement, summary plan description or other written communication distributed generally to employees, in any way restricts, impairs or prohibits (whether legally binding or not) the Seller from amending, merging, terminating or otherwise discontinuing any Employee Benefit Plan in accordance with the express terms of any such plan and applicable Law at or after Closing. No agreement, arrangement, commitment, understanding or plan documentation or other written communication distributed generally to employees exists to create any additional Employee Benefit Plan.

      (j) None of the assets of any Employee Benefit Plan is or has been invested in any property constituting employer real property or any employer security within the meaning of Section 407(d) of ERISA.

      (k) Schedule 4.9(k) provides a complete list of each: (i) written agreement with any present or former Shareholder, employee, retiree, director or independent contractor (or their beneficiaries, dependents or spouses) of the Seller (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Seller of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of such person; and
(ii) agreement, plan or arrangement, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan, or any Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits or time of payment of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

      (l) Except as disclosed in Schedule 4.9(l), no Employee Benefit Plan provides that any of the benefits under any such Employee Benefit Plan will be increased, nor will the vesting of the benefits under such Employee Benefit Plans be accelerated, by the occurrence of any of the transactions contemplated by this agreement nor will the value of any of the benefits under the Employee Benefits Plans described in the directly preceding sentence of this section be calculated on the basis of any of the transactions contemplated by this Agreement and no payments under any such Employee Benefit Plans or other agreement will be parachute payments under Section 280G of the Code that are non-deductible to the Seller or Buyer or be subject to Taxes under Section 4999 of the Code.

      (m) No act or omission has occurred and no condition exists with respect to any employee benefit plan (not including Transferred Plans, as defined in Section 7.7 of this agreement) of an ERISA Affiliate that would subject Buyer to any fine, penalty, Tax or liability of any kind imposed under ERISA, the Code or any other applicable Law and no such liability is anticipated and no basis for such liability exists. For purposes of this Agreement, ERISA Affiliate means any entity which is, or ever has been, a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Internal Revenue Code of 1986, as amended ("Code")), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes or included the Seller.

      (n) None of the Employee Benefit Plans is currently, or has ever been, under investigation, audit or review by the DOL, the IRS, the PBGC or any other federal or state agency, and no such investigation, audit or review is pending or anticipated. None of the Employee Benefit Plans is liable, or ever has been liable, for any federal, state, local or foreign Taxes except as may be due in the ordinary course of administration of such Employee Benefit Plan, and no such Tax is anticipated and no basis for such Tax exists. There is no transaction nor has there ever been any transaction in connection with the Seller, any fiduciary of an Employee Benefit Plan who is an employee of the Seller, or, to the knowledge of Seller, any fiduciary of an Employee Benefit Plan who is not an employee of Seller, which could subject Seller to either a civil penalty assessed pursuant to ERISA Section 502, a Tax imposed by Section 4975 of the

Code or liability for a breach of fiduciary responsibility under ERISA, and, to the knowledge of Seller, no basis for any such liability exists.

      (o) There are no pending or threatened claims, actions, suits, grievances, audits, investigations, or other proceedings, involving, directly or indirectly, any Employee Benefit Plan, any fiduciary thereof who is an employee of the Seller or, to the knowledge of Seller, any fiduciary thereof who is not an employee of the Seller, or any rights or benefits thereunder (except claims for benefits payable in the normal operation of the Employee Benefit Plan and proceedings with respect to qualified domestic relations orders), and, to the knowledge of Seller, no basis for any such proceeding exists.

      (p) Neither the Seller, nor any Employee Benefit Plan, nor any fiduciary of an Employee Benefit Plan who is an employee of the Seller, nor, to the knowledge of Seller, any fiduciary of an Employee Benefit Plan who is not an employee of the Seller, has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any nonexempt "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) which could subject the Seller or Buyer to any Taxes, penalties or other liabilities resulting from such nonexempt prohibited transaction.

      (q) Except as disclosed on Schedule 4.9(q), there are no unfunded obligations which have subjected or could subject the Seller to any liability or obligation under any Employee Benefit Plan providing benefits after termination of employment of any Shareholder, employee, former employee, retiree, director or independent contractor (or their beneficiaries, dependents or spouses) of the Seller, including but not limited to, any retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code ("COBRA") or similar state law or insurance conversion privileges under state Law. No written or oral representations have been made to any Shareholder, employee, former employee, retiree, director or independent contractor (or their beneficiaries, dependents or spouses) of the Seller promising or guaranteeing any employer payment or funding for the continuation of medical, dental or disability coverage after termination of employment or services beyond that legally required.

      (r) Full payment has or will, prior to the Closing, been made of all amounts which the Seller is directly or indirectly required, under applicable Law, the terms of any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to have paid as a contribution, premium or other remittance thereto or benefit thereunder if such payment has a deadline on or before the Closing Date. The Seller has made adequate provisions for reserves or accruals in accordance with GAAP to meet contribution, benefit or funding obligations arising under applicable Law or the terms of any Employee Benefit Plan or related agreement. There will be no change on or before the Closing Date in the operation of any Employee Benefit Plan or any documents with respect thereto which will result in an increase in the benefit under such plans, except as may be required by applicable Law.

      (s) Except as disclosed on Schedule 4.9(s), each Employee Benefit Plan that can be terminated as provided in Section 4.9(i) can be terminated within thirty (30) days of the Closing Date, without payment of any additional contribution or amount and without creating any unfunded or unaccrued liability or the vesting or acceleration of any benefits promised by such plan.

      (t) Each Employee Benefit Plan covers only employees of the Seller (or former employees or beneficiaries with respect to service with the Seller), so that the transaction contemplated by this agreement will require no spin-off of assets or other division or transfer of rights with respect to any such plan.

      (u) The Seller does not, nor has ever had, the obligation to maintain, establish, sponsor, participate in, or contribute to any International Employee Plan. "International Employee Plan" shall mean any Employee Benefit Plan (determined without regard to whether such plan is subject to ERISA) that has been adopted or maintained by the Seller, whether formally or informally, or with respect to which the Seller will or may have any liability, for the benefit of any present or former employees, retirees, directors or independent contractors (or their beneficiaries, dependents or spouses) who perform services outside of the United States.

      4.10 Real Property.

      (a) The Seller does not own any real property.

      (b) Schedule 4.10 lists each real property lease including all amendments and modifications thereto (the "Leases") under which the Seller occupies space as tenant or subtenant. As used herein, the term "Leased Real Property" shall mean the real property occupied by the Seller under the Leases. Seller has heretofore delivered to the Buyer true and correct copies of all the Leases. There is no real property of any kind whatsoever used by Seller in its business, except for the Leased Real Property.

      (c) The Seller is in possession of and quietly enjoys the Leased Real Property, has a valid and enforceable leasehold interest therein (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)) and holds all necessary licenses, permits, authorizations and approvals relating to such Leased Real Property, including duly issued certificates of occupancy, to enable the Leased Real Property to be lawfully occupied and used for all purposes for which it is presently occupied and such licenses, permits and approvals are in full force and effect except where the failure to hold such licenses, permits, authorizations or approvals would not result in a Seller Material Adverse Effect. There has been no alteration, improvement or change in use of the Leased Real Property which would require replacements of or amendments to the existing licenses, permits, authorization and approvals. The Leases are in full force and effect and Seller has not received any notice of default or termination thereunder, and, to the Seller's knowledge, no event has occurred or failed to occur that, with the giving of notice or the passage of time or both, would constitute a default or termination event under any of the Leases. All rent and other sums and charges payable by Seller under each Lease are current. Each Lease represents the entire agreement between Seller and the applicable landlord with respect to the applicable parcel of Leased Real Property. Seller has not entered into any assignment, hypothecation or transfer of any Lease or any interest therein. Seller has not entered into any sublease of all or any portion of any parcel of Leased Real Property and no Person has any right to occupy any Leased Real Property other than Seller. The commencement date, expiration date, current fixed rent, current amount of each component of additional rent, the dates fixed rent and additional rent have been paid through and all renewal options and renewal option rents for each Lease as well as the provider of each utility service to each parcel of Leased Real Property are set forth on Schedule 4.10.

      (d) Except as set forth on Schedule 4.10, there has been no service, material or other work provided or supplied to the Leased Real Property that has not been paid for in full. The Leased Real Property and its continued use, occupancy and operation as currently used, occupied or operated does not violate any applicable Laws except where such failure would not result in a Seller Material Adverse Effect.

      (e) As of the date hereof, the Leased Real Property, and the building systems and equipment serving the Leased Real Property, including the plumbing, electrical, mechanical, heating, ventilating, air conditioning and sprinkler systems are operational and except as set forth in Schedule 4.10, Seller has not written any Landlord with respect to any proposed deficiency therein. As of the date hereof, electricity, water, gas and telephone service to the Leased Real Property are installed, operating and have been adequate for the conduct of the business of Seller in the ordinary course of business.

      (f) Seller has not received notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any owner, lessor, sublessor, or mortgagee requesting the performance of any work or alteration to the Leased Real Property, and there are no outstanding requirements or recommendations from any of the foregoing.

      (g) Except as set forth on Schedule 4.10, there has been no material damage to any portion of the Leased Real Property caused by fire or other casualty that has not been completely repaired or restored.

      (h) Seller is not a "foreign Person" for purposes of section 1445 of the Code.

      (i) There are no brokerage commissions due and payable by Seller with respect to the Leased Real Property or with respect to the Leases.

      4.11 Intellectual Property Assets. There are no outstanding or, to the Seller's knowledge, threatened disputes or disagreements with respect to any Intellectual Property Asset. Except as set forth on Schedule 1.1, the Seller is the owner or licensee of all Intellectual Property Assets, free and clear of all Liens, and has the right to use all of the Intellectual Property Assets without payment to any Person.

      (a) All of the trademarks included in the Intellectual Property Assets are set forth on Schedule 1.1 ("Trademarks") and, except as set forth on Schedule 1.1, have been registered with the United States Patent and Trademark Office in compliance with all applicable legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing;

      (b) Except as set forth on Schedule 1.1, none of the Trademarks has been or is now involved in any opposition, invalidation proceeding, or cancellation and, to the knowledge of Seller, no such action is threatened;

      (c) to the knowledge of Seller, there are no trademarks of any third party that interfere with Seller's use of its Trademarks;

      (d) to the knowledge of Seller, no Trademark has been challenged or threatened in any way;

      (e) to the knowledge of Seller, none of the Trademarks infringes or is alleged to infringe any Trademark of any third party; and

      (f) all products bearing any of the Trademarks contain the proper registration notice required by law.

      4.12 Title to Acquired Assets. The Seller has good and marketable title to all of the Acquired Assets, free and clear of all Liens other than Permitted Liens.

      4.13 Assumed Contracts. Schedule 4.13 includes a complete list of every Assumed Contract material to the conduct of the Seller's business, including, without limitation, each such material agreement to which the Seller is a party with any employee, independent contractor or other Person who works in the Seller's premises or otherwise provides services to the Seller. All of such Assumed Contracts are in full force and effect, and to Seller's knowledge there is no default of any party thereto. Except as set forth on Schedule 4.13, no Consent from, or notice to, any Governmental Entity or other Person is required in order to assign such Assumed Contracts to the Buyer as of the Closing.

      4.14 Taxes.

      (a) The Seller has: (i) duly and timely filed with the Internal Revenue Service or other applicable Governmental Entity (collectively, "Taxing Authorities") all Tax Returns that are required to be filed by the Seller, which Tax Returns are complete and accurate; and (ii) duly and timely paid in full all Taxes required to be paid.

      (b) The Seller has not requested an extension of time within which to file any Tax Return in respect of any Tax period which has not since been filed.

      (c) Any assessment, deficiency or adjustment related to or in connection with any Tax for which the Seller may be liable or with respect to the Seller's income, sales, assets or business that is or was required to be reported to any Tax Authority has been so reported, and any additional Taxes owed with respect thereto have been paid.

      (d) The statute of limitations for any Tax Proceeding or the assessment or collection of any Tax for which the Seller may be liable or with respect to the Seller's income, sales, assets or business has never been extended or waived.

      (e) There is no outstanding subpoena or request for information or documents from any Tax Authority with respect to any Tax for which the Seller is or may be liable or with respect to the Seller's income, sales, assets or business.

      (f) The Seller has duly and timely complied with all applicable Laws relating to the collection or withholding of Taxes, and the reporting and remittance thereof to the applicable Taxing Authorities.

      (g) No audit, examination, investigation, reassessment or other administrative or court proceeding (each, a "Tax Proceeding") is pending, proposed or threatened with regard to any Tax or Tax Return referred to in clause (a) above.

      (h) There is no outstanding request for a ruling from any Taxing Authority, closing agreement (within the meaning of Section 7121 of the Code or any analogous provision of applicable Law) relating to any Tax for which the Seller may be liable or with respect to the Seller's income, assets or business, power of attorney or adjustment related to, or in connection with, any Tax that could result in a Lien on any asset of the Seller (except for Permitted Liens).

      (i) None of the Acquired Assets is "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively, of the Code or any similar provision of applicable Law.

      (j) The Seller has not received notice of any claim made by a Taxing Authority in a jurisdiction where the Seller has not paid any Tax or filed Tax Returns asserting that the Seller may be subject to Tax in such jurisdiction.

      (k) The Seller has provided to the Buyer Group true copies of all Tax Returns and all audit reports relating to each proposed adjustment, if any, made by any Taxing Authority with respect to any taxable period ending after December 31, 2000.

      (l) As used herein:

            (i) "Tax Return" means any return, declaration, report, claim for refund or credit, information return or statement, and any amendment thereto, including without limitation any consolidated, combined or unitary return or other document (including any related or supporting information), filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection, payment, refund or credit of any federal, state, local or foreign Tax or the administration of any Laws relating to any Tax or ERISA; and

            (ii) "Tax" or "Taxes" means any and all taxes, charges, fees, levies, deficiencies or other assessments of whatever kind or nature including, without limitation, all net income, gross income, profits, gross receipts, excise, real or personal property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, estimated, severance, stamp, property, occupation, environmental, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording and other taxes, customs duty, fees assessments or charges of any kind whatsoever, imposed by any Taxing Authority, including any liability therefor as a transferee (including without limitation under Section 6901 of the Code or any similar provision of applicable Law) or as a result of any Tax sharing or similar agreement, together with any interest, penalties or additions to tax relating thereto.

      4.15 Affiliated Party Transactions. Except as set forth on Schedule 4.15, no Person who controls, is controlled by or is under common control with (each such Person, an "Affiliate") the Seller has, or since July 18, 1998 has had: (a) any interest in any property used in or pertaining to the business of the Seller; or (b) any equity interest or other financial or profit interest in any Person that has: (i) had business dealings or a financial interest in any transaction with the Seller; or (ii) engaged in competition with the Seller in any market currently served by the Seller. Except as set forth on Schedule 4.15, no Affiliate of the Seller is a party to any contract or agreement with, or has any claim or rights against, the Seller.

      4.16 Environmental Matters.

      (a) Except as set forth on Schedule 4.16, the Seller is in compliance with all Environmental Laws, has all required Environmental Permits and is in compliance with the terms thereof; to the Seller's knowledge, no Site is a treatment, storage or disposal facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901 et seq., is on or ever was listed or is proposed for listing on the National Priorities List pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss. 9601 et seq., or on any similar state list of sites requiring investigation or cleanup; except for those Hazardous Substances used by Seller in the ordinary course of its business, there has been no Release of a Hazardous Substance at, from, in, to, on or under any Site caused in whole or in part by Seller's business, except as authorized pursuant to and in material compliance with applicable Environmental Laws; to the Seller's knowledge, there is no condition existing at any Site for which investigation, removal or remediation is required under any applicable Environmental Law; there are no outstanding or, to the Seller's knowledge, pending corrective actions by any Governmental Entity for the investigation, remediation or cleanup of any Site; the Seller's Environmental Permits are in full force and effect; there are no past, pending, or, to the Seller's knowledge, threatened Environmental Claims against the Seller; the Seller has not transported or arranged for the treatment of any Hazardous Substance to any off-Site location; there are no (i) underground storage tanks, (ii) polychlorinated biphenyl containing equipment, or (iii) asbestos containing material, on any Site; and there have been no environmental investigations conducted by, on behalf of, or that are in the possession of the Seller with respect to any Site or any treatment of any Hazardous Substance on any Site.

      (b) As used herein:

            (i) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources;

            (ii) "Environmental Claim" means any and all administrative or judicial Proceedings pursuant to or relating to any applicable Environmental Law by any Person relating to any actual or potential (x) violation of or liability under any Environmental Law, (y) violation of any Environmental Permit, or (z) liability for any costs or damages related to the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent by Seller for handling;

            (iii) "Environmental Law" means any and all Laws relating to the Environment;

            (iv) "Hazardous Substance" means petroleum, petroleum hydrocarbons or petroleum products, petroleum by-products, radioactive materials, asbestos or asbestos-containing materials, gasoline, diesel fuel, pesticides, radon, urea formaldehyde, lead or lead-containing materials, polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," "regulated substances," "solid wastes," or "contaminants" or words of similar import, under any Environmental Law;

            (v) "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment; and

            (vi) "Site" means any Leased Real Property.

      4.17 No Brokers. Neither any Shareholder nor the Seller has engaged any broker or finder or incurred any related costs in connection with the transactions contemplated by this agreement.

      4.18 Insurance. Attached to Schedule 4.18 is a summary of all policies of insurance covering the Seller, all of which are in full force and effect. The Seller has never been denied any insurance coverage which it has requested.

      4.19 Delivery of Documents; Corporate Records. The Shareholders have delivered to the Buyer true copies of all documents referred to in this Article 4 or in the Schedules to this agreement and copies of the minute and stock record books of the Seller.

      4.20 Labor Matters. There are no labor troubles pending or, to the Seller's knowledge, threatened with respect to the employees or other workers of the Seller, no union is currently soliciting the Seller's employees for representation; there is no collective bargaining agreement binding on the Seller and there is no agreement which restricts the Seller from relocating or closing any or all of its businesses or operations; and there are no grievances asserted, nor is there pending any arbitration proceeding arising out of or under any labor union agreement.

      4.21 Condition and Sufficiency of Assets.

      (a) Except as set forth in Schedule 4.21, all of the Acquired Assets and the equipment underlying the equipment leases set forth on Schedule 1.1 are in functional operating condition, adequate for use in the course of the Seller's business.

      (b) Except as set forth in Schedule 4.21, the Acquired Assets constitute all of the properties, assets and contracts that are necessary to the operation and continued conduct of the business of the Seller as presently conducted and as proposed to be conducted.

      4.22 No Termination of Key or Significant Employees. No key or significant employee of the Seller (defined as Salon Director and above) has terminated employment since January 1, 2004 and to the Seller's knowledge, no key or significant employee intends to terminate his or her employment or other relationship with the Seller (or Buyer) as a result of the transactions contemplated hereby or otherwise.

      4.23 Investment Undertaking, Etc. The Seller and each Shareholder acknowledges that the Preferred Shares and the shares of the Parent's common stock, par value $0.01 per share issuable upon conversion of the Preferred Shares, will be "restricted securities" within the meaning of Rule 144 of the General Rules and Regulations under the Securities Act of 1933 ("Rule 144"). The Seller is acquiring the Preferred Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act of 1933. The Seller and each Shareholder is an "accredited investor," as defined in Rule 501 of Regulation D under the Securities Act of 1933. The Seller and each Shareholder understand that Rule 144 requires that the Preferred Shares and the shares of the Parent's common stock issuable upon conversion of the Preferred Shares may not be disposed of for a period of at least one year except pursuant to registration under the Securities Act of 1933 and applicable state securities laws, or an applicable exemption therefrom. The Seller understands that it must bear the economic risk of the investment in the Preferred Shares and the shares of the Parent's common stock issuable upon conversion of the Preferred Shares indefinitely because such shares may not be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act of 1933 and applicable state securities laws, or an exemption from registration is available.

      5. Representations and Warranties of the Shareholders. Each Shareholder severally and not jointly, represents and warrants to the Buyer as follows:

      5.1 Ownership. All of the capital stock of the Seller owned by such Shareholder is owned free and clear of all Liens.

      5.2 Authorization; Validity of Agreement.

      (a) Such Shareholder has the requisite capacity to: (i) perform his or her obligations under this agreement and each other Transaction Document to which such Shareholder is or will be a party; and (ii) consummate the transactions contemplated hereby and thereby.

      (b) This agreement is, and at the Closing, each other Transaction Document to which such Shareholder is a party will be, duly executed and delivered by such Shareholder.

      (c) This agreement is, and at the Closing, each other Transaction Document to which such Shareholder is a party will be, a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      5.3 No Violations; Consents and Approvals.

      (a) The performance by such Shareholder of its obligations under this agreement and the other Transaction Documents to which such Shareholder is a party does not and will not: (i) result in a breach or default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms of any Assumed Contract to which such Shareholder is a party or by which any of the Acquired Assets are bound or otherwise subject; or (ii) violate any order, statute, rule or regulation applicable to such Shareholder.

      (b) No filing with, notification to, or authorization of, any Governmental Entity is required in connection with the performance by such Shareholders of such Shareholder's obligations under this agreement or any other Transaction Document to which such Shareholder is a party.

      (c) No Consent of any Person is required to be made or obtained by such Shareholder in connection with the performance by such Shareholder of its obligations under this agreement or any other Transaction Document to which such Shareholder is a party.

      6. Representations and Warranties of the Buyer Group. The Parent and the Buyer, jointly and severally, represent and warrant to the Shareholders and the Seller as follows:

      6.1 Organization. The Parent is a corporation and the Buyer is a limited liability company, and each of the Parent and the Buyer is duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite power and authority to: (a) conduct its business as it is being conducted; (b) perform its obligations under this agreement and each other Transaction Document to which it is a party; and (c) consummate the transactions contemplated by each Transaction Document to which it is a party. Each of the Parent and the Buyer is duly qualified or licensed to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing in each jurisdiction in which the nature of its business or assets requires such qualification or licensing (except where the failure to be so qualified or licensed would not result in a material adverse effect on the business, financial condition, properties, assets or liabilities of the Parent and the Buyer, taken as a whole (a "Buyer Group Material Adverse Effect"). The Buyer has heretofore delivered to the Shareholders true and correct copies of the certificate of incorporation and bylaws of the Parent and the certificate of formation and limited liability company agreement of the Buyer, as in effect.

      6.2 Capitalization.

      (a) The authorized capital stock of the Parent consists entirely of 30,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. No shares of such capital stock are issued or outstanding except as set forth on Schedule 6.2 hereof. The shares of common stock of the Parent issued and outstanding have been duly authorized and validly issued and are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws. Except as set forth on Schedule 6.2 hereof, there are no (a) securities convertible into or exchangeable for any of the Parent's capital stock or other securities, (b) options, warrants or other rights to purchase or subscribe to capital stock or other securities of the Parent or securities which are convertible into or exchangeable for capital stock or other securities of the Parent, or (c) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of the Parent, any such convertible or exchangeable securities or any such options, warrants or other rights.

      (b) On the date hereof, the Buyer is a direct or indirect 100% owned subsidiary of the Parent.

      6.3 Authorization; Validity of Agreement.

      (a) Each of the Parent and the Buyer has duly authorized this agreement and each other Transaction Document to which it is or will be a party.

      (b) This agreement is, and at the Closing, each other Transaction Document to which the Parent or the Buyer is a party will be, duly executed and delivered by the Parent and/or the Buyer, as the case may be.

      (c) The execution and delivery of this agreement and the performance of the Parent's and the Buyer's obligations hereunder have been duly authorized by all necessary corporate action by the Board of Directors of the Parent and by the Board of Managers and the Members of the Buyer, and no other proceedings on the part of the Parent or its shareholders, or the Buyer or its Members, are necessary to authorize such execution, delivery and performance. This agreement is, and at the Closing, each other Transaction Document to which the Parent or the Buyer is a party will be, a valid and binding obligation of the Parent and/or the Buyer, as the case may be, enforceable against it or them in accordance with their respective terms (except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      6.4 No Violations; Consents and Approvals.

      (a) The performance by the Parent and the Buyer of their respective obligations under this agreement and the other Transaction Documents to which the Parent or the Buyer is a party do not and will not (i) violate any provision of the certificate of incorporation or bylaws of the Parent or the certificate of formation or limited liability company agreement of the Buyer, as the case may be; (ii) result in a breach or default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms of any contract or agreement to which the Parent or the Buyer is a party; or (iii) violate any order, statute, rule or regulation applicable to the Parent or the Buyer.

      (b) No filing with, notification to, or authorization of, any Governmental Entity is required in connection with the performance by each of the Parent and the Buyer of their respective obligations under this agreement or any other Transaction Document to which the Parent or the Buyer, as the case may be, is a party, except filings as may be required under state and federal securities laws to give effect to the registration rights granted under the registration rights agreement referred to in Section 7.8.

      (c) Except as set forth on Schedule 6.4 no Consent of any Person is required to be obtained, that has not been obtained, by the Parent or the Buyer in connection with the performance by either of them of their respective obligations under this agreement or any other Transaction Document to which the Parent or the Buyer, as the case may be, is a party.

      6.5 Financial Statements. The consolidated balance sheets of the Parent and subsidiaries at December 31, 2003 and the related statements of operations, cash flows and stockholders' equity of the Parent and subsidiaries for the period ended December 31, 2003 (the "Buyer Financial Statements"), a copy of which has been delivered to the Seller, fairly present in all material respects the consolidated financial condition of the Parent and its subsidiaries as of the date of such balance sheets and the consolidated results of its operations and cash flows for the period covered by such statements.

      6.6 No Material Adverse Change. Since December 31, 2003:

      (a) no event, condition or circumstance has occurred that would, or would be reasonably likely to, have a Buyer Group Material Adverse Effect;

      (b) the business of the Buyer Group has been conducted in the ordinary course and consistent with past practice;

      (c) there has not been:

            (i) to the Buyer Group's knowledge, any material adverse change in the relationships of the Parent or the Buyer with its licensees, customers, suppliers, payors, reimbursers, and/or persons or organizations that refer business to it;

            (ii) any material damage, destruction or casualty loss (whether or not covered by insurance) suffered by the Buyer Group;

            (iii) other than the transactions contemplated by that certain Note and Warrant Purchase Agreement dated as of March 31, 2004, among Parent, , Buyer, certain other subsidiaries of Parent, and Technology Investment Capital Corp., any transaction material to the business or the assets of the Buyer Group, except in the ordinary course of business;

            (iv) any adoption of any new (or amendment to or alteration of any existing) Employee Benefit Plans, bonus, incentive, compensation, pension, stock, matching gift, profit sharing, retirement, death benefit or other fringe benefit plan;

            (v) any increase in the aggregate indebtedness for borrowed money or any increase in purchase commitments or other liabilities or obligations (whether absolute, accrued, contingent or otherwise) incurred by the Buyer Group, except for liabilities, commitments and obligations incurred in the ordinary course of business consistent with past practice;

            (vi) any created on any of the assets of the Buyer Group, other than Permitted Liens;

            (vii) any material labor dispute involving the employees of the Parent or the Buyer;

            (viii) any sale, assignment, transfer or other disposition or license of any material tangible or intangible assets of the Parent or the Buyer, other than the sale of inventory in the ordinary course of business consistent with past practice;

            (ix) any capital expenditure or commitment by the Parent or the Buyer except in the ordinary course of business consistent with past practice; or

            (x) any agreement by the Buyer Group to do any of the foregoing.

      6.7 No Undisclosed Liabilities. The Buyer Group has no liabilities (whether accrued or unaccrued, absolute or contingent, liquidated or unliquidated, due or to become due or otherwise) other than those that are set forth or reserved against in the latest balance sheet referred to in Section 6.5 or that were incurred since the date thereof in the ordinary course of business, none of which, individually or in the aggregate, are material.

      6.8 Legal Proceedings.

      (a) Except as set forth in Schedule 6.8, there is no Proceeding pending or, to the Buyer Group's knowledge, threatened that involves or affects the Buyer Group by or before any Governmental Entity or any other Person, other than insured claims arising in the ordinary course of business of the Buyer Group, which would not, individually or in the aggregate, result in a Buyer Group Material Adverse Effect.

      (b) The Buyer Group is in compliance with all applicable Laws except where non-compliance would not result in a Buyer Group Material Adverse Effect. There are no outstanding orders of any Governmental Entity against the Buyer Group or any Affiliate thereof.

Since December 31, 2003, neither the Parent nor the Buyer has received any written notice from any Governmental Entity of any violation of any Law relating to its business or personnel.

      6.9 Taxes.

      (a) The Parent and the Buyer have: (i) duly and timely filed with the Taxing Authorities all Tax Returns that are required to be filed by the Parent and/or the Buyer, which Tax Returns are complete and accurate; and (ii) duly and timely paid in full all Taxes required to be paid.

      (b) Neither the Parent nor the Buyer has requested an extension of time within which to file any Tax Return in respect of any Tax period which has not since been filed.

      (c) Any assessment, deficiency or adjustment related to or in connection with any Tax for which the Parent and/or the Buyer may be liable or with respect to the Parent's and/or the Buyer's income, sales, assets or business that is or was required to be reported to any Tax Authority has been so reported, and any additional Taxes owed with respect thereto have been paid.

      (d) The statute of limitations for any Tax Proceeding or the assessment or collection of any Tax for which the Parent and/or the Buyer may be liable or with respect to the Parent's and/or the Buyer's income, sales, assets or business has never been extended or waived.

      (e) There is no outstanding subpoena or request for information or documents from any Tax Authority with respect to any Tax for which the Parent and/or the Buyer is or may be liable or with respect to the Parent's and/or the Buyer's income, sales, assets or business.

      (f) The Parent and the Buyer have duly and timely complied with all applicable Laws relating to the collection or withholding of Taxes, and the reporting and remittance thereof to the applicable Taxing Authorities.

      (g) No Tax Proceeding is pending, proposed or threatened with regard to any Tax or Tax Return referred to in clause (a) above.

      (h) There is no outstanding request for a ruling from any Taxing Authority, closing agreement (within the meaning of Section 7121 of the Code or any analogous provision of applicable Law) relating to any Tax for which the Parent and/or the Buyer may be liable or with respect to the Parent's and/or the Buyer's income, assets or business, power of attorney or adjustment related to, or in connection with, any Tax that could result in a Lien on any asset of the Parent or the Buyer (except for Permitted Liens).

      (i) Neither the Parent nor the Buyer has received notice of any claim made by a Taxing Authority in a jurisdiction where the Parent and/or the Buyer has not paid any Tax or filed Tax Returns asserting that the Parent and/or the Buyer may be subject to Tax in such jurisdiction.

      (j) The Buyer Group has provided to the Seller true copies of all Tax Returns and all audit reports relating to each proposed adjustment, if any, made by any Taxing Authority with respect to any taxable period ending after December 31, 2003.

      6.10 Shares of Capital Stock. All of the Preferred Shares and all shares of common stock of the Parent, par value $0.01 per share, issuable upon conversion of the Preferred Shares, when issued in accordance with the terms hereof or upon conversion of the Preferred Shares, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable and, except as set forth in the stockholders agreement referred to in Section 7.8, will not be subject to any Lien, option, warrant or any other right of third parties other than Liens created by the Seller.

      7. Other Agreements of the Parties.

      7.1 Tax Returns; Taxes.

      (a) The Shareholders and the Seller shall duly and timely file with the applicable Taxing Authorities all Tax Returns that are required to be filed by or on behalf of the Seller or that include or relate to the Acquired Assets, and duly and timely pay in full or cause to be paid in full all Taxes. The Shareholders and the Seller shall duly and timely comply with all applicable Laws relating to the collection or withholding of Taxes and the reporting and remittance thereof to the applicable Taxing Authorities. Following the Closing, the Seller shall, upon reasonable notice, afford the Buyer Group and its representatives reasonable access, during normal business hours, to the books and records of the Seller for the purpose of preparing the Buyer Group's tax returns.

      (b) The Buyer Group shall promptly forward to the Seller all written communications from any Governmental Entity received by the Buyer Group relating to any Taxes for which the Seller may be responsible. The Seller shall promptly forward to the Buyer Group all written communications from any Governmental Entity received by the Seller relating to any Taxes for which the Buyer Group may be liable.

      (c) All sales, transfer and similar Taxes imposed by any Governmental Entity as a result of the transfer of the Acquired Assets hereunder shall be paid by the Buyer Group.

      7.2 Non-Disclosure of Confidential Information.

      (a) The Shareholders and the Seller, on the one hand, and the Buyer Group, on the other hand, agree not to, and to cause their respective officers, directors, employees, agents, accountants and counsel not to, communicate or use to the detriment of each other or for the benefit of any other Person any confidential information or trade secrets relating to the other party.

      (b) For purposes of this agreement, confidential information shall include the following:

            (i) confidential and non-public information, whether visually, in writing or otherwise concerning the strategies, ideas, policies, customers, potential customers, vendors, competitors, business and affairs of each party, graphs, samples, inventions and ideas, past, current and planned marketing methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and database, and any information, however documented, that is confidential and non-public, whether or not such information would be deemed a trade secret under applicable state or federal law; and

            (ii) information concerning the business and affairs of each party (which includes financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, proposed personnel and personnel training techniques and materials), however documented, in each case that has been or may hereafter be provided or shown to any party hereto by the other party, or by the directors, officers, employees, independent contractors, agents, consultants, advisors, or other representatives, including legal counsel, accountants and financial advisors of the other party or is otherwise obtained from review of documents or property or discussions with any of the foregoing irrespective of the form of the communication, and also includes all notes, analyses, compilations, studies, summaries and all other material prepared by any party hereto or its representatives containing or based, in whole or in part, on any information included in the foregoing. Without limiting the foregoing, the term "confidential information", as used in this agreement, includes, in addition to the foregoing, the existence of this agreement and the fact that the parties have considered or discussed, or engaged in any communications whatsoever, regarding the transactions contemplated by this agreement. All confidential information is also entitled to all of the protections and benefits under applicable law.

      7.3 No Solicitation of Employees or Customers.

      Neither any Shareholder nor the Seller shall, and neither shall permit any Affiliate thereof to, from the date hereof and until one year after Closing Date, directly or indirectly, for the Seller or any Affiliate thereof or on behalf of any other Person, employ, engage or retain any Person who, at any time during the 12-month period preceding the date hereof, shall have been an employee of the Seller, or contact any Person who, at any time during the 12-month period preceding the date hereof, shall have been a customer or employee of the Seller, for the purpose of soliciting such customer or employee in connection with transactions involving the business of the Seller or diverting any such customer or employee from the Buyer.

      7.4 Non-Competition.

      (a) Until the third anniversary of the Closing Date, neither the Seller, nor any Shareholder nor any Affiliate of any of the foregoing shall, anywhere in North America or Europe, directly or indirectly, alone or in association with any other Person, firm, corporation or other business organization: (i) acquire or own in any manner, any interest in any Person that is engaged in any facet of the business presently conducted by the Seller; (ii) engage in any facet of such business or compete in any way with such business; or (iii) be employed in any capacity by, serve as an employee of, or consultant or advisor to, or otherwise participate in the management or operation of, any Person that: (x) engages in any facet of such Business; or
(y) competes with such business in any way; provided, however, that notwithstanding the foregoing, (i) nothing contained herein shall prohibit The Pyle Group, LLC or any Affiliate thereof from providing the products and/or services described in that certain Application Service Provider Agreement, dated as of the date hereof, by and between The Pyle Group, LLC and the Buyer, and
(ii) the Seller, the Shareholders and Affiliates of the foregoing (collectively and not individually) may own up to 5% of the voting securities of any publicly-traded company.

      (b) The parties hereto intend that the covenant contained in Section 7.4(a) shall be construed as a series of separate covenants, one for each state or country within the restricted area specified. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Section 7.4(a) above. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants deemed included in Section 7.4(a), then such unenforceable covenant shall be deemed reduced in scope or, if necessary, eliminated from these provisions for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants to be enforced.

      (c) The Seller and each of the Shareholders acknowledge that the provisions of this Section 7.4, and the period of time, geographic area and scope and type of restrictions on its activities set forth herein, are reasonable and necessary for the protection of the Buyer and are an essential inducement to the Buyer's entering into the Transaction Documents to which it is a party and consummating the transactions contemplated thereby.

      7.5 Public Statements. From and after the date hereof, neither party shall make any public disclosure or announcement with respect to, or reveal the terms and status of, the Transaction Documents or the transactions contemplated thereby (including, without limitation, any such disclosure or announcement specifying the Purchase Price or terms related thereto), without the prior written consent of the other parties hereto, except as may be required by law (in which event prior notice thereof shall be given).

      7.6 Cooperation on Taxes. Each of the Shareholders, the Seller and the Buyer Group shall cooperate with each other by executing or causing to be executed any reasonably required documents and by making available to the other all relevant books and records relating to the Seller at all reasonable times, for the purpose of allowing the appropriate party, at its expense, to complete its Tax Returns, respond to, defend or prosecute any Tax Proceeding and to make any determination required under this agreement.

      7.7 Employees and Benefits.

      (a) Employees. Immediately following the Closing, Buyer shall offer employment to all of the employees of Seller, a schedule of which employees is included in Schedule 7.7(a). Each such employee who accepts employment with Buyer is hereinafter referred to as a "Transferred Employee".

      (b) Service. The Buyer shall count the Transferred Employees' service with the Seller as service periods with the Buyer for purposes of determining the Transferred Employees' eligibility to participate in, and vesting of benefits under, all plans of the Seller that are transferred to the Buyer under Section 7.7(c) of this Agreement ("Transferred Plans"). In addition, Buyer shall credit the same service under any employee benefit plan initially maintained or established by Buyer (or an Affiliate thereof) pursuant to Section 7.7(c) of the Agreement which covers or will cover the Transferred Employees.

      (c) Employee Benefit Plans. The Seller hereby transfers to the Buyer, and the Buyer hereby assumes, sponsorship of all Transferred Plans listed on
Schedule 7.7(c) and the Seller hereby assigns to the Buyer, and the Buyer assumes, any insurance contracts that provide benefits under such plans or any third party administrative services or other services agreements that relate to any such plan; provided, however that the Buyer's assumption of any of the Transferred Plans is, in each case, contingent on the approval by the insurers (with respect to any insured benefit plan) or the third party administrators (with respect to any self-insured benefit plan) of the assignment of the insurance contract or administrative services agreement to the Buyer on terms substantially identical to those in effect immediately before the Closing Date.

      To the extent that such approval is not obtained or such contracts cannot be assigned on substantially identical terms to those in effect immediately before the Closing Date, the Buyer agrees to use its best effort to establish plans ("Replacement Plans") as soon as practicable after Closing that will provide benefits which are substantially similar to the benefits provided by the Employee Benefit Plans listed on Schedule 7.7(c), other than the Seller 401(k) Plan and the Transferred Plans, maintained by the Seller immediately before the Closing Date ("Nontransferable Seller Plans"). The Seller hereby terminates any insurance contracts that provide benefits under the Nontransferable Seller Plans, or any third party administrative services or other services agreements that relate to any such Nontransferable Seller Plans; provided, however that the Buyer's provision of any Replacement Plan is, in each case, contingent on agreement by the insurers (with respect to any insured benefit plan) or the third party administrators (with respect to any self-insured benefit plan) to enter into contracts with the Buyer in connection with the Replacement Plan on terms substantially identical to those in connection with the Nontransferable Seller Plans as in effect immediately before the Closing Date.

      (d) Buyer (or the applicable third party administrator or insurer) shall assume all responsibility and liability to process and pay all eligible claims for benefits that are incurred prior to the Closing Date with respect to the Transferred Plans that are unpaid as of the Closing Date or that are received at or after the Closing Date (including, without limitation, benefits for claims incurred prior to Closing but for which the claim is received on or after the Closing Date). The Seller shall have transferred to the Buyer all records in its possession that are necessary for the Buyer to operate such Transferred Plans post-Closing. The Seller (or the applicable third party administrator or insurer) shall retain all responsibility and liability to process and pay all eligible claims for benefits that are incurred prior to the Closing Date with respect to the Nontransferable Seller Plans that are unpaid as of the Closing Date or that are received at or after the Closing Date (including, without limitation, benefits for claims incurred prior to Closing but for which the claim is received on or after the Closing Date). Notwithstanding the above, the Seller agrees to be responsible and assume liability for completing and timely filing the Form 5500 reports for any such Transferred Plans for which a report is required for the 2003 plan year.

      (e) Seller agrees to terminate the Georgette Klinger, Inc. 401(k) Savings Plan ("Seller 401(k) Plan") immediately prior to Closing, effective immediately preceding Closing. The Buyer Group shall receive from the Seller evidence that such Seller 401(k) Plan has been terminated pursuant to resolutions of Seller's Board of Directors.

      Seller shall submit to the IRS an application for determination of the tax-qualified status of such Seller 401(k) Plan. Such application shall be: (i) submitted as soon as is practicable after Closing, and (ii) paid for (including all related legal, administrative and other costs and expenses unless specifically set forth otherwise in this subsection) solely by the Seller. The Seller shall periodically notify the Buyer of the status of such submission and shall provide Buyer with a copy of the determination letter, if and when received.

      As soon as practicable after the Closing Date, Buyer shall establish, or offer an existing, 401(k) plan for the benefit of the Transferred Employees, and as soon as practicable following receipt of a copy of the favorable IRS determination letter issued to the Seller 401(k) Plan, shall accept rollovers of the Transferred Employees' distributions from the Seller 401(k) Plan. Buyer shall credit service with the Seller as eligibility and vesting service under the Buyer's 401(k) plan.

      (f) COBRA. Notwithstanding any provision in this Agreement to the contrary, the Buyer shall be solely responsible for providing continuation health coverage, as required under the COBRA, to all Transferred Employees and to all other current or former employees of Seller who are not Transferred Employees ("Terminated Employees") and their eligible dependents who have experienced a qualifying event before or on the Closing Date and (i) who elect (or elected) continuation coverage within the time period prescribed by COBRA and (ii) who are otherwise qualified beneficiaries (as defined in Section 4980B(g)(1) of the Code). Buyer shall only be responsible for providing such coverage if the Seller authorizes and directs the Seller's COBRA administrator to provide all enrollment forms, correspondence and continuation coverage data that is necessary or appropriate to enable the Buyer to offer and/or provide such coverage and by this Agreement the Seller so directs and takes all other action that is commercially reasonable to enable the Buyer Group to perform its obligations hereunder. Furthermore, the Seller shall be responsible for any amounts that are permitted by COBRA to be charged directly to but cannot be collected from qualified beneficiaries under COBRA pursuant to Code Section 4980B(f)(2)(C) as a result of Seller's failure (or the failure of its agents) either to reserve the right to charge such fees or to otherwise comply with the applicable COBRA provisions. Any liability arising under this subsection shall not be subject to any materiality threshold or deductibles contained elsewhere in this Agreement.

      (g) Third Party Beneficiary Rights. Notwithstanding anything contained herein to the contrary, no provision in this section shall create any third party beneficiary or other rights to any employee of the Seller (including any beneficiary or dependent thereof) in respect of continued employment (or resumed employment) with the Seller or Buyer Group or any of their Affiliates, and no provision in this section shall create any rights in any such person in respect of any benefits that may be provided, directly or indirectly, under any Employee Benefit Plan or arrangement established by the Buyer Group or their Affiliates. No provision of this Agreement shall constitute a limitation on the rights of the Buyer Group or their Affiliates to amend, modify or terminate after the Closing Date any such plans or arrangements.

      (h) Vacation. With respect to any earned but unused vacation time to which any Transferred Employee is entitled pursuant to the Sellers' vacation policy applicable to such employee immediately prior to the Closing Date (the "Vacation Policy") (the aggregate amount of which as of the Closing Date is set forth on
Schedule 7.7(h) attached hereto), the Buyer shall allow such Transferred Employee to use such earned vacation (or if employee terminates employment as of the Closing Date, shall pay such earned but unused vacation to such employee); provided, however, that if the Buyer deems it necessary to disallow such employee from taking such earned vacation, then Buyer shall be liable for and pay in cash to each such employee an amount equal to such vacation time in accordance with terms of the Vacation Policy.

      (i) Severance Pay. The Buyer shall be responsible for and shall pay and provide all severance benefits due to the Transferred Employees as a result of the termination of their employment with either the Buyer or the Seller on and after the Closing Date as a result of the transaction contemplated by this agreement.

      (j) Workers Compensation, etc. The Seller shall remain responsible for all payments due with respect to any workers compensation or other claim filed by any of the Transferred Employees prior to the Closing or for any claims arising from any alleged act or omission prior to Closing.

      (k) No Right to Employment. Nothing in this Section 7.7 shall limit the "at will" nature of the employment of the Transferred Employees or the right of the Buyer to alter or terminate any plan.

      (l) Cooperation. Buyer shall cause its appropriate employees to cooperate with Seller, and shall provide to Seller such records as Seller reasonably requests, to enable Seller to fulfill its obligations under this Section 7.7 to file the 2003 Form 5500 for the Seller's welfare benefit plans and file an IRS determination letter for the Seller's 401(k) plan, and the Seller's obligation to file Form 5500s as set forth on Schedule 4.9(b). It is specifically understood by the parties that Buyer's appropriate employees will assist Seller by providing all information needed for completion of (or by completing), to the best ability and knowledge of Buyer's appropriate employees, the Form 5500s for the Seller's welfare benefit plans for 2003 and all prior years for which a filing is required and the Form 5310 for the Seller's 401(k) plan; provided that Seller shall be responsible for signing and submitting such Form 5500s and Form 5310.

      7.8 Stockholders Agreement; Registration Rights Agreement. The Seller and the Parent are entering into a stockholders agreement and a registration rights agreement in the forms of Exhibits D and E, respectively. The registration rights agreement shall set forth the rights of the Seller with respect to the registration of the shares of common stock of the Parent underlying the Preferred Shares.

      7.9 Documents relating to the Leased Real Property. Seller and the Shareholders are delivering to Buyer the following documents with respect to the Leased Real Property:

      (a) an Assignment and Assumption of Lease, Consent to Assignment and Assumption of Lease, Landlord's Estoppel Certificate and Amendment to Lease (each an "Assignment" and collectively, the "Assignments") with respect to each Lease executed by Seller and each landlord under the applicable Lease, and where the Lease is a sublease the Assignment shall be executed by each prime landlord as well. Copies of such Assignments for all of the Leases are annexed as
Schedule 7.9.

      (b) (i) maintenance records for the Leased Real Property to the extent available (ii) a validly issued permanent certificate of occupancy for the Leased Real Property, if available, (ii) all licenses and permits, authorizations and approvals pertaining to the Leased Real Property to the extent available, and (iv) all guaranties and warranties which the Seller has received in connection with any work or services performed or equipment installed in the Leased Real Property.

      (c) A certificate of non-foreign status (the "Certificate of Non-Foreign Status") in the form required by Code section 1445 and the regulations thereunder, signed by an appropriate officer of the Seller under penalties of perjury.

      (d) The parties are completing and executing all necessary tax forms and Seller is paying any applicable federal, state, county, municipal or other taxes to the appropriate tax authorities incurred in connection with the execution and delivery of the Assignments and/or the transfer of the Leases from Seller to Buyer.

      8. Other Documents to be Delivered at the Closing.

      8.1 Deliveries of the Shareholders and the Seller. Concurrent herewith, the Shareholders and the Seller are delivering or causing to be delivered the following items to the Buyer Group:

      (a) a certificate from the Secretary (or comparable official) of the Seller certifying as to: (i) the full force and effect of its certificate of incorporation and by-laws (or comparable organizational documents) attached to such certificate as exhibits; (ii) the full force and effect of resolutions of its board of directors and stockholders (or Persons with comparable authority) authorizing it to enter into this agreement and perform its obligations under each Transaction Document to which it is a party (which such resolutions shall be attached to such certificate as exhibits); and (iii) the signature and incumbency of those of its officers (or Persons with comparable authority) who are authorized to execute the Transaction Documents.

      (b) the opinion of Foley & Lardner, counsel to the Shareholders and the Seller, in the form attached as Exhibit F;

      (c) the stockholders agreement and registration rights agreement referred to in Section 7.8, each duly executed by the Seller;

      (d) a Bill of Sale and Assignment in the form of Exhibit G, duly executed by the Seller;

      (e) a good standing certificate with respect to the Seller from the Secretary of the State of Delaware, dated as of a recent date; and

      (f) good standing certificates with respect to Seller from the Secretary of State (or other appropriate official) of each jurisdiction in which Seller is qualified to do business (and in any event for all of the states in which Seller has Leased Real Property), dated as of a recent date.

      8.2 Deliveries of the Buyer Group. In addition to the agreements and covenants of the parties set forth in Sections 2 and 7, the Buyer Group is delivering the following items to the Seller and the Shareholders:

      (a) a certificate from the Secretary of the Parent and the Buyer certifying as to: (i) the full force and effect of its certificate of incorporation and by-laws (or comparable organizational documents) attached to such certificate as exhibits; (ii) the full force and effect of resolutions of its board of directors authorizing it to enter into this agreement and perform its obligations under each Transaction Document to which it is a party (which such resolutions shall be attached to such certificate as exhibits); and (iii) the signature and incumbency of those of its officers who are authorized to execute the Transaction Documents.

      (b) the opinion of Jenkens & Gilchrist Parker Chapin LLP, counsel to the Buyer Group, in the form attached as Exhibit H;

      (c) the cash, Promissory Note and Certificates representing the Preferred Shares;

      (d) the stockholders agreement and registration rights agreement referred to in Section 7.8, each duly executed by the Parent; and

      (e) a good standing certificate with respect to each of the Parent and the Buyer from the Secretary of the State of Delaware dated as of a recent date.

      9. Survival of Representations and Warranties.

      9.1 Survival of Representations and Warranties of the Shareholders and the Seller. The Buyer has the right to rely upon the representations and warranties of the Shareholders and the Seller contained in this agreement, all of which shall survive the Closing hereunder and shall thereafter continue in full force and effect for 18 months after the Closing Date, except that (a) the representations and warranties contained in Sections 4.2 (Capitalization), 4.3 (Authorization), 4.12 (Title to Acquired Assets) and 4.16 (Environmental) shall survive the Closing and the Shareholders' and the Seller's liability pursuant to
Section 10 in respect of any breach thereof shall continue until barred by all applicable statutes of limitation; and (b) the representations and warranties contained in Section 4.9 (ERISA) and 4.14 (Taxes) shall survive the Closing and the Shareholders' and the Seller's liability pursuant to Section 10 in respect of any breach thereof shall continue without any limitation.

      9.2 Survival of Representations and Warranties of the Buyer Group. The Shareholders and the Seller have the right to rely upon the representations and warranties of the

Buyer Group contained in this agreement, all of which shall survive the Closing hereunder and shall thereafter continue in full force and effect for 18 months after the Closing Date, except that the representations and warranties contained in Sections 6.2 (Capitalization), 6.3 (Authorization) and 6.10 (Shares of Capital Stock) shall survive the Closing and the Buyer Group's liability pursuant to Section 10 in respect of any breach thereof shall continue until barred by all applicable statutes of limitation.

      9.3 Survival of Liabilities for which Notice is Given. Any liability with respect to which notice shall have been given to the party against which such claim is asserted prior to the expiration of the applicable time period set forth above shall remain an obligation of the party against whom such claim is asserted until such claim is resolved, whether by legal proceedings or otherwise.

      10    Indemnification.

      10.1 Indemnification by the Shareholders and the Seller. The Shareholders and the Seller shall jointly and severally indemnify and defend the Parent, the Buyer and each of their respective officers, directors, employees, shareholders, agents, advisors and representatives (each, a "Buyer Group Indemnitee") against, and hold each Buyer Group Indemnitee harmless from, any damage, including, without limitation, costs, liabilities, expenses, interest, penalties, reasonable attorneys' and consultants' fees and disbursements (collectively, "Damages"; provided, however, that such term shall specifically exclude any and all incidental, indirect or consequential damages, damages for lost profits or injury to goodwill or any multiple thereof or punitive damages), that any Buyer Group Indemnitee may suffer or incur resulting from any of the following (whether or not in connection with any third party claim):

      (a) the breach of any representation or warranty made by any Shareholder or the Seller in this agreement;

      (b) the failure by any Shareholder or the Seller to perform or to comply with any covenant or condition contained in this agreement (including the disclosure schedules) that is required to be performed or complied with by such party;

      (c) except with respect to the Assumed Liabilities, the ownership or operation of the Acquired Assets prior to the Closing; or

      (d) any liability or other obligation of the Seller that is not assumed by the Buyer hereunder.

      10.2 Indemnification by the Buyer Group. The Parent and the Buyer shall jointly and severally indemnify and defend the Shareholders, the Seller and each of their respective officers, directors, employees, shareholders, agents, advisors and representatives (each, a "Seller Group Indemnitee") against, and hold each Seller Group Indemnitee harmless from, any Damages that the Seller Group Indemnitee may suffer or incur resulting from any of the following (whether or not in connection with any third party claim):

      (a) the breach of any representation or warranty made by the Buyer or the Parent in this agreement;

      (b) the failure by the Buyer or the Parent to perform or to comply with any covenant or condition contained in this agreement required to be performed or complied with by the Buyer or the Parent;

      (c) the failure of the Buyer Group to pay, perform and discharge, when due, any of the Assumed Liabilities; or

      (d) the ownership or operation of the Acquired Assets after the Closing, other than as to matters for which the Seller and the Shareholders have the obligation to indemnify the Buyer Group Indemnitees pursuant to Section 10.1.

      10.3 Indemnification Procedures.

      (a) Promptly after notice to an indemnified party of any claim or the commencement of any Proceeding, including any Proceeding by a third party alleging facts which if true would cause the breach of any representation or warranty by a party or would otherwise subject the indemnifying party to be liable under Section 10.1 or 10.2, as the case may be, such indemnified party shall, if a claim for indemnification in respect thereof could be made against an indemnifying party pursuant to this Section 10, give written notice to the indemnifying party of the notice of such claim or the commencement of such Proceeding, setting forth in reasonable detail the nature thereof and the basis upon which such party seeks indemnification hereunder; provided, however, that the failure of any indemnified party to give such notice shall not relieve the indemnifying party of its obligations under this Section 10, except to the extent that the indemnifying party is actually prejudiced by the failure of the indemnified party to give such notice.

      (b) In the case of any Proceeding by a third party against an indemnified party, the indemnifying party shall, upon notice as provided above, assume the defense thereof, with counsel reasonably satisfactory to the indemnified party, and, after notice from the indemnifying party to the indemnified party of its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any expenses subsequently incurred by the indemnified party in connection with the defense thereof (but the indemnified party shall have the right to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the indemnified party as a result of any settlement or compromise thereof that is effected by the indemnified party (without the written consent of the indemnifying party, which consent shall not be unreasonably withheld).

      (c) Anything in Section 10.3(b) notwithstanding, (i) if both the indemnifying party and the indemnified party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, or
(ii) if the Proceeding involves a claim for equitable relief or other claim not entirely satisfiable by monetary damages, or (iii) if the indemnifying party cannot reasonably demonstrate to the indemnified party that it has sufficient monetary means to satisfy the claim, then, in the event of clause (i) above, the indemnifying party may decline to assume the defense on behalf of the indemnified party, and in the event of any of clauses (i), (ii) or (iii) above, the indemnified party may assume the defense on its own behalf, and, in any such case, after notice to such effect is given hereunder to the other party, the indemnifying party shall be relieved of its obligation to assume the defense on behalf of the indemnified party, but shall be required to pay all reasonable legal and other expenses incurred by the indemnified party in such defense as well as all Damages suffered by the indemnified party.

      (d) If any party assumes the defense of any Proceeding, the other party shall cooperate fully with such party and shall appear and give testimony, produce documents and other tangible evidence, allow such party access to the books and records of the other party and otherwise assist such party in conducting such defense. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement or compromise that does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or Proceeding, to the extent an indemnity obligation exists with respect to such claim or Proceeding. Provided that proper notice is duly given, if the indemnifying party shall fail promptly and diligently to assume the defense thereof, then the indemnified party may respond to, contest and defend against such Proceeding and may make in good faith any compromise or settlement with respect thereto, and recover from the indemnifying party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding and the settlement or compromise thereof.

      10.4 Limitations.

      (a) The amount of any indemnification payable as a result of a claim shall be reduced to the extent that the indemnified party actually receives any insurance proceeds with respect to such claim.

      (b) [Intentionally omitted].

      (c) Except with respect to breaches of the representations and warranties contained in Sections 4.3 and 4.14 (and Article 5 for each Shareholder), for which the indemnification obligations of the Shareholders and the Seller shall not be subject to the limitations described in this Section 10.4(c), (i) the maximum aggregate liability of the Shareholders and the Seller collectively under this Section 10 or otherwise under this agreement shall under no circumstances exceed $3,000,000; (ii) within such $3,000,000 maximum aggregate liability, the obligation of the Seller and the Shareholders to indemnify the Buyer Group in cash shall be limited to $500,000; (iii) within such $3,000,000 maximum aggregate liability, the obligation of the Seller and the Shareholders to indemnify the Buyer Group through a reduction in the outstanding principal amount of the Note shall be limited to $500,000; (iv) within such $3,000,000 maximum aggregate liability, the obligation of the Seller and the Shareholders to indemnify the Buyer Group through the return of shares of Preferred Stock shall be limited to 2,000 shares of such Preferred Stock (with an agreed upon value for purposes of this Section 10 only of $1,000 per share); and (v) neither any Shareholder nor the Seller shall have any obligation to indemnify any Buyer Group Indemnitee under this Section 10 until claims subject to indemnification by the Shareholders and the Seller hereunder and actually incurred by the Buyer Group Indemnitees exceed $50,000 (except with respect to the matters described in

Schedule 1.1 under "Permitted Liens" or Schedule 4.8, with respect to which this clause (v) shall not apply), and then only to the extent of such excess, subject to limitations described in the foregoing sentence.

      (d) Except with respect to breaches of representations and warranties contained in Sections 6.2, 6.3, 6.9 and 6.10 for which the indemnification obligations of the Buyer Group shall not be subject to the limitations described in Section 10.4(d), (i) the maximum aggregate liability of the Buyer Group collectively under this Section 10 hereof to indemnify any Seller Group Indemnitee pursuant to Section 10.2(a) hereof shall under no circumstances exceed $3,000,000; and (ii) none of the Buyer Group shall have any obligation to indemnify any Shareholder or Seller under this Section 10 until claims subject to indemnification by the Buyer Group hereunder and actually incurred by the Shareholders and the Seller in the aggregate exceed $50,000, and then only to the extent of such excess, subject to limitations described in the foregoing sentence. For the avoidance of doubt, the indemnification obligations of the Buyer Group pursuant to Sections 10.2(b), 10.2(c) and 10.2(d) are not subject to the $3,000,000 limitation set forth in clause (i) above.

      (e) It is understood and agreed that the $50,000 "baskets" referred to in
(c) and (d) above are not intended to nor shall they be available for any intentional non-payment or non-compliance with any obligation of a party herein.

      (f) In no event shall any party be liable to another party for any incidental, indirect or consequential damages, damages for lost profits or injury to goodwill or any multiple thereof or punitive damages of any nature, including but not limited to loss of profits, loss of use of the Acquired Assets or revenue, or claims of customers, whether such damages are a result of breach of this agreement or otherwise.

      (g) Any indemnification payments which may be due or owing by Seller and/or a Shareholder may be satisfied wholly in cash or, at the option of Seller, through a Proportional Payment. "Proportional Payment" shall mean payment through a combination of cash, a reduction in the then outstanding principal of the Note and delivery to the Buyer of shares of Preferred Stock (within an agreed upon value for purposes of this Section 10 only of $1,000 per share and allowing payment with fractional shares) in proportion to the amount of the Cash Payment (without taking into account the adjustment provided by Section 2.5(a)), principal amount of the Note and aggregate liquidation preference of the Preferred Stock to be received by the Seller at the Closing pursuant to Section 2.3. By way of illustration, a Proportional Payment on a $100,000 claim would consist of $49,000 in cash (4,000,000/8,250,000), reduction of the principal amount of the Note by $12,000 (1,000,000/8,250,000) and delivery to the Buyer of 39 shares of Preferred Stock within an agreed upon value for purposes of this Section 10 only of $1,000 per share (3,250,000/8,250,000). If a Proportional Payment in the proportions set forth above would, if made, result in the aggregate cash paid by the Seller and/or the Shareholders exceeding the limit set forth in Section 10.4(c)(ii) and/or the aggregate reduction in principal amount of the Note exceeding the limit set forth in Section 10.4(c)(iii), then (i) the amount of such Proportional Payment otherwise required to be paid in cash that would result in the aggregate cash paid by the Seller and/or the Shareholders exceeding the limit set forth in
Section 10.4(c)(ii) may be satisfied by a reduction in the principal amount of the Note and (ii) the amount of such Proportional Payment otherwise required to be satisfied by a reduction in the principal amount of the Note (including after giving effect to clause (i) hereof) that would result in the aggregate reduction in principal amount of the Note exceeding the limit set forth in Section 10.4(c)(iii) may be satisfied by delivery to the Buyer of shares of Preferred Stock.

      (h) The representations and warranties set forth in this agreement and the Transaction Documents are the sole and exclusive representations and warranties made by the Seller and the Shareholders to the Buyer Group in connection with the transactions contemplated hereby. The Seller and the Shareholders shall not be deemed to have made any representation or warranty other than as expressly made in this agreement and the Transaction Documents. Without limiting the foregoing, the Seller and the Shareholders make no representation or warranty with respect to any information or documents made available to the Buyer Group or its counsel, accountants, advisors or representatives except for the express representations and warranties made in this agreement and the Transaction Documents.

      (i) The representations and warranties set forth in this agreement and the Transaction Documents are the sole and exclusive representations and warranties made by Buyer and Parent to the Seller and the Shareholders in connection with the transactions contemplated hereby. The Buyer and Parent shall not be deemed to have made any representation or warranty other than as expressly made in this agreement and the Transaction Documents. Without limiting the foregoing, the Buyer and Parent make no representation or warranty with respect to any information or documents made available to the Seller or the Shareholders or their counsel, accountants, advisors or representatives except for the express representations and warranties made in this agreement and the Transaction Documents.

      10.5 Exclusive Remedy. Except for actual fraud, the right of each party to assert indemnification claims and receive indemnification payments pursuant to this Section 10 shall be the sole and exclusive remedy exercisable by such party with respect to any breach by another party of any representation, warranty or covenant in this agreement, and no other remedy shall be had pursuant to any contract or other tort theory or otherwise by any of the parties hereto or their respective representatives or Affiliates, all such remedies being hereby expressly waived to the fullest extent permitted under applicable law; provided, however, that nothing herein shall limit any party's right to seek equitable remedies.

10.6 Materiality Qualification. Certain representations and warranties of the Seller and the Shareholders contained in this agreement refer to a "Seller Material Adverse Effect" and/or otherwise quality a statement with the word "material" or a variant thereof and certain representations and warranties of the Buyer Group refer to a "Buyer Group Material Adverse Effect" and/or otherwise qualify a statement with the word "material" or a variant thereof. In determining whether there has been a breach of any representations and warranties in this agreement or the Transaction Documents for purposes of measuring Damages of any Buyer Group Indemnitee or Seller Group Indemnitee, as the case may be, all of such representations and warranties shall be read as if the qualification of "Seller Material Adverse Effect" and "Buyer Group Material Adverse Effect" or other qualification as to materiality did not exist.

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

      11. Miscellaneous.

      11.1 Transaction Fees and Expenses. Each party hereto shall bear all costs incurred thereby in connection with this agreement and the transactions contemplated hereby.

      11.2 Bulk Transfer Laws. The Buyer and the Parent, on behalf of themselves and their respective Affiliates, hereby waive compliance by the Seller (and the Seller's Affiliates) with the provisions of the bulk sales or bulk transfer Laws of any jurisdiction. Nothing herein shall limit the obligation of the Seller (and the Seller's Affiliates) to pay all liabilities which are not Assumed Liabilities and to indemnify Buyer Group with respect thereto without regard to the limitations of Section 10.4(b) above.

      11.3 Notices. All notices or other communications to be given hereunder shall be in writing and sent by (a) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, (b) facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail or (c) by personal delivery to such party at the following address:

                  To the Parent or the Buyer:

                  515 North Flagler Drive, Suite 300P
                  West Palm Beach, FL 33401
                  Attention:  President
                  Telecopier No.:  (561) 802-4181

                  with a copy to:

                  Jenkens & Gilchrist Parker Chapin LLP
                  405 Lexington Avenue
                  New York, NY  10174
                  Attention:  Edward R. Mandell
                  Telecopier No.:  (212) 704-6160

                  To any Shareholder or the Seller:

                  The Pyle Group
                  3500 Corben Court
                  Madison, WI  53704
                  Attention:  Tom Pyle

                  Telecopier No.:  (608) 245-3717

                  with a copy to:

                  Foley & Lardner LLP
                  777 East Wisconsin Avenue
                  Milwaukee, WI  53702
                  Attention:  Peter C. Underwood

                  Telecopier No.:  (414)-297-4900

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section 11.3.

      11.4 Further Assurances. From and after the Closing Date, the parties hereto will, without further consideration, execute and deliver such further documents and instruments and take such other actions as may be necessary or desirable to perfect the transactions contemplated hereby.

      11.5 No Waiver. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      11.6 Entire Agreement. This agreement, the Exhibits and the Schedules hereto supersede all prior and/or contemporaneous negotiations, understandings, discussions and agreements (written or oral) between the parties with respect to the subject matter hereof (all of which are merged herein and therein) and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

      11.7 Governing Law. This agreement shall be construed, interpreted and enforced in accordance with, and shall be governed by, the laws of the state of Delaware without regard to principles of conflicts of laws.

      11.8 Jurisdiction; Venue. Each of the parties hereto hereby irrevocably consents and submits to the exclusive jurisdiction of the United States District Court for the District of Delaware in connection with any dispute arising out of or relating to this agreement or the transactions contemplated hereby, waives any objection to venue in such District (unless such court lacks jurisdiction with respect to such dispute, in which case, each of the parties hereto irrevocably consents to the jurisdiction of the courts of the State of Delaware located in Dover County in connection with such dispute and waives any objection to venue in such County), and agrees that service of any summons, complaint, notice or other process relating to such dispute may be effected in the manner provided by Section 11.3.

      11.9 Assignment. This agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, their heirs and their respective successors (whether by operation of law or otherwise) and permitted assignees. Permitted assignees of the Buyer Group's rights hereunder shall include any Affiliate of the Parent or the Buyer and any or all financial institutions or other entities investing and/or lending monies to finance the transactions herein contemplated, provided that no permitted assignment shall relieve the Buyer Group from its liabilities or obligations hereunder. Except for the permitted assignees, neither party shall have the right to assign any rights or delegate any duties hereunder without the prior written consent of the other party.

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

      11.10 Binding Effect. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11.11 No Third Party Beneficiaries. Nothing contained in this agreement, whether express or implied, is intended, or shall be deemed, to create or confer any right, interest or remedy for the benefit of any Person other than as otherwise provided in this agreement.

      11.12 Amendment and Waiver. Any term of this agreement may be amended only by the written consent of all parties hereto. The observance of any term of this agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), only by a writing signed by the party for whose benefit such term is to be performed. Any agreement on the part of a party to any extension or waiver shall only be valid if set forth in an instrument in writing signed on behalf of such party. Any such waiver or extension shall not operate as waiver or extension of any other subsequent condition or obligation.

      11.13 Severability. If any provision of this agreement is found to be void or unenforceable by a court of competent jurisdiction, the remaining provisions of this agreement shall nevertheless be binding upon the parties with the same force and effect as though the unenforceable part had been severed and deleted.

      11.14 Specific Performance. The parties agree that irreparable damage will result in the event that this agreement is not specifically enforced and the parties hereto agree that any damages available at law for a breach of this agreement (except as otherwise expressly provided in Section 10.5) would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal having jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith.

      11.15 Counterparts. This agreement may be executed in one or more counterparts (including signature pages issued and delivered by facsimile transmission), each of which shall be deemed an original, but all of which together will constitute one and the same agreement.

                      [The next page is the signature page]

      The parties have executed and delivered this Asset Purchase Agreement as of the date first listed above.

                                ADVANCED AESTHETICS, INC.


                                By:
                                    --------------------------------------------
                                    Name:  Andrew Lipman
                                    Title: Vice President


                                ADVANCED K, LLC


                                By:
                                    --------------------------------------------
                                    Name:  Andrew Lipman
                                    Title: Vice President

                                GEORGETTE KLINGER, INC.


                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:




                                --------------------------------------------
                                THOMAS F. PYLE, JR.




                                --------------------------------------------
                                JUDITH D. PYLE




                                       43